Exhibit 10.98

AMENDED AND RESTATED

PARTICIPATION AGREEMENT

Dated as of June 28, 2007

by and among

AIG Annuity Insurance Company

(Participation A-1 Holder),

KBS Tribeca Summit, LLC

(Participation A-2 Holder),

AIG Mortgage Capital, LLC

(Participation IO A-1 Holder), and

KBS Tribeca Summit, LLC

(Participation IO A-2 Holder)

THIS AMENDED AND RESTATED PARTICIPATION AGREEMENT (the “Agreement”), dated as of June 28, 2007, by and among AIG Annuity Insurance Company, a Texas corporation (“AIG Annuity”), as the initial holder of Participation A-1 (the “Initial Participation A-1 Holder”), KBS Tribeca Summit, LLC, a Delaware limited liability company (“KBS”), as the initial holder of Participation A-2 (the “Initial Participation A-2 Holder”), AIG Mortgage Capital, LLC, a Delaware limited liability company (“AIGMC”), as the initial holder of Participation IO A-1 (the “Initial Participation IO A-1 Holder”), and KBS, as the initial holder of Participation IO A-2 (the “Initial Participation IO A-2 Holder”).

W I T N E S S E T H:

WHEREAS, AIG Annuity has originated three related mortgage loans, i.e., (i) a senior mortgage loan in the principal amount of $62,500,000.00 (the “Senior Loan”), (ii) a building mortgage loan in the maximum principal amount of up to $37,912,500.00 (the “Building Loan”), and (iii) a project mortgage loan in the principal amount of $2,835,618.00 (the “Project Loan”; the Senior Loan, the Building Loan and the Project Loan being collectively referred to herein as, the “Mortgage Loan”) to 415 Greenwich Fee Owner, LLC, a Delaware limited liability company (the “Mortgage Loan Borrower” or the “Mortgagor”), secured, inter alia, by one or more mortgages (collectively, the “Mortgage”) encumbering the real property known as Tribeca Summit located at 415 Greenwich Street in New York City (the “Mortgaged Property”) as more particularly described in the attached Mortgage Loan Schedule attached hereto as Exhibit A (the “Mortgage Loan Schedule”);

WHEREAS, as of the date hereof, all of the principal amount of the Senior Loan has been advanced, $28,803,242.00 of the maximum principal amount of the Building Loan has been advanced, and all of the principal amount of the Project Loan has been advanced, for an aggregate principal amount of $94,138,860.00 advanced under the Mortgage Loan as of the date hereof;

WHEREAS, the terms of the Mortgage Loan provide for additional advances of up to $11,786,049.00 to be advanced (of which $2,676,791 has been advanced as of the date hereof) by the lender to the Mortgage Loan Borrower (the obligation to make such future advances, the “Future Funding Obligations”), and such portion of the Mortgage Loan is defined and described in the Mortgage Loan Documents (as defined below) as “Tranche B”;

WHEREAS, two mezzanine loans were previously made to affiliates of the Mortgage Loan Borrower as follows: (i) a senior mezzanine loan made by SunAmerica Life Insurance Company (“SunAmerica”) in the maximum principal amount of up to $25,000,000.00 ($23,260,956.76 of which amount has been advanced as of the date hereof and the remaining amount will be advanced in accordance with the terms of such senior mezzanine loan) and (ii) a junior mezzanine loan made by AIGMC and subsequently transferred to KBS in the original maximum principal amount of up to $15,896,000, which junior mezzanine loan is being modified on the date hereof to increase the maximum principal amount thereof by $31,224,130.67 to a maximum principal amount of up to $47,120,130.67, all of which amount has been advanced as of the date hereof (such mezzanine loans collectively referred to herein as the “Existing Mezzanine Loan”);

WHEREAS, AIG Annuity and AIGMC entered into that certain Participation Agreement, dated as of May 1, 2007 (the “Original Participation Agreement”) creating certain participation interests in the Mortgage Loan;

WHEREAS, pursuant to the Original Participation Agreement, AIG Annuity created (i) a participation interest in the Mortgage Loan (“Participation A-1”) in respect of seventy-five percent (75%) of the principal amount of the Mortgage Loan and (ii) a participation interest in the Mortgage Loan (“Participation A-2”) in respect of twenty-five percent (25%) of the principal amount of the Mortgage Loan, in both cases representing such specified percentage of both (x) the principal amount of the Mortgage Loan that has been advanced as of the date hereof and (y) the Future Funding Obligations;

WHEREAS, pursuant to the Original Participation Agreement, AIG Annuity created (i) an interest-only participation in the Mortgage Loan in respect of a notional amount equal to seventy-five percent (75%) of the aggregate principal amount of the Mortgage Loan (“Participation IO A-1”) and (ii) an interest-only participation in the Mortgage Loan in respect of a notional amount equal to twenty-five percent (25%) of the aggregate principal amount of the Mortgage Loan (“Participation IO A-2”);

WHEREAS, pursuant to the Original Participation Agreement, AIG Annuity sold to AIGMC, and AIGMC purchased from AIG Annuity, the Participation A-2, the Participation IO A-1 and the Participation IO A-2;

WHEREAS, AIGMC wishes to sell to KBS, and KBS wishes to purchase from AIGMC, the Participation A-2 and the Participation IO A-2;

WHEREAS, AIG Annuity wishes to retain for its own account the Participation A-1;

WHEREAS, AIGMC wishes to retain for its own account the Participation IO A-1;

WHEREAS, AIG Annuity and AIGMC now wish to amend and restate the Original Participation Agreement; and

WHEREAS, the parties hereto desire to enter into this Agreement to amend and restate the Original Participation Agreement, to set forth their understanding with respect to the rights of Participation A-1, Participation A-2, Participation IO A-1, and Participation IO A-2, and for certain other matters, all as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto mutually agree that the Original Participation Agreement is amended and restated in its entirety as follows:

1. Definitions; Conflicts. References to a “Section” or the “recitals” are, unless otherwise specified, to a Section or the recitals of this Agreement. Whenever used in this Agreement, the following terms shall have the respective meanings set forth below unless the context clearly requires otherwise.

“Accepted Construction Lender Practices” shall have the meaning assigned to such term in Section 29 hereof.

“Affiliate” shall mean with respect to any specified Person, (a) any other Person controlling or controlled by or under common control with such specified Person (each a “Common Control Party”), (b) any other Person owning, directly or indirectly, ten percent (10%) or more of the beneficial interests in such Person or (c) any other Person in which such Person or a Common Control Party owns, directly or indirectly, ten percent (10%) or more of the beneficial interests. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, relation to individuals or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” shall mean the Participation A-1 Holder or such Person to whom the Participation A-1 Holder from time to time delegates its duties and obligations hereunder regarding the administering and servicing of the Mortgage Loan, except for such duties and obligations in respect of the Mortgage Loan during any period of time during which the Mortgage Loan is a Specially Serviced Loan.

“Agent Agreement” shall mean the servicing or other agreement pursuant to which the Participation A–1 Holder designates and retains a Person to serve as Agent, as such agreement may be amended from time to time.

“Agent Office” shall mean the designated office of the Agent, which office at the date of this Agreement is located at the address set forth in Exhibit B hereto, which is the address to which notices to and correspondence with the Agent should be directed. The Agent may change the address of its designated office by notice to the Participation A-1 Holder and each of the other Holders.

“Agreement” shall mean this Participation Agreement, the exhibits and schedules hereto and all amendments hereof and supplements hereto.

“Approved Plan” shall have the meaning assigned to such term in Section 30.

“Business Day” or “business day” shall mean any day other than a Saturday, a Sunday or a legal holiday on which commercial banks are not open for general business in the State of New York.

“CDO Asset Manager” with respect to any Securitization Vehicle that is a CDO, shall mean the entity that is responsible for managing or administering the underlying assets of such Securitization Vehicle or, if applicable, the assets of any Intervening Trust Vehicle (including, without limitation, the right to exercise any consent and control rights available to the Participation A-1 Holder, the Participation IO A-1 Holder, the Participation A-2 Holder or the Participation IO A-2 Holder).

“Code” shall mean the Internal Revenue Code of 1986, as amended, by applicable temporary or final regulations of the U.S. Department of Treasury issued thereunder.

“Control” shall mean the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise. “Controlled by,” “controlling” and “under common control with” shall have the respective correlative meaning thereto.

“Condominium Documents” shall have the meaning set forth in the Mortgage Loan Documents.

“Condominium License” shall mean any parking license, storage bin license or other license to use any of the amenities now or hereafter offered at the Mortgaged Property.

“Condominium Unit” shall have the meaning set forth for the term “Unit” in the Loan Agreement.

“Defaulted Mortgage Loan A-1 Purchase Price” shall mean (without duplication) the sum of (a) the Participation A-1 Principal Balance, (b) accrued and unpaid interest on the Participation A-1 Principal Balance at the Participation A-1 Interest Rate, up to (but excluding) the date of purchase and if such date of purchase is not a Payment Date, up to (but excluding) the Payment Date next succeeding the date of purchase, provided payment is made in good funds by 11:00 a.m. New York local time and (c) any unreimbursed Protective Advances and interest thereon at the Participation A-1 Protective Advance Interest Rate. In determining the Defaulted Mortgage Loan Purchase Price, amounts payable by the Mortgage Loan Borrower as a Prepayment Premium or Extension Fee and the value of such amounts shall not be included unless the Participation A-2 Holder or an Affiliate of the Participation A-2 Holder is the Mortgage Loan Borrower or an Affiliate of the Mortgage Loan Borrower at the time that the repurchase option pursuant to Section 8 of this Agreement is triggered.

“Defaulted Mortgage Loan A-2 Purchase Price” shall mean (without duplication) the sum of (a) the Participation A-2 Principal Balance, (b) accrued and unpaid interest on the Participation A-2 Principal Balance at the Participation A-2 Interest Rate, up to (but excluding) the date of purchase and if such date of purchase is not a Payment Date, up to (but excluding) the Payment Date next succeeding the date of purchase, provided payment is made in good funds by 11:00 a.m. New York local time and (c) any unreimbursed Protective Advances and interest thereon at the Participation A-2 Protective Advance Interest Rate. In determining the Defaulted Mortgage Loan Purchase Price, amounts payable by the Mortgage Loan Borrower as a Prepayment Premium or Extension Fee and the value of such amounts shall not be included unless the Participation A-1 Holder or an Affiliate of the Participation A-1 Holder is the Mortgage Loan Borrower or an Affiliate of the Mortgage Loan Borrower at the time that the repurchase option pursuant to Section 8 of this Agreement is triggered.

“Defaulting Future Funding Lender” shall have the meaning set forth in Section 29(d).

“Eligibility Requirements” shall mean, with respect to any Person, that such Person (i) has total assets (in name or under management) in excess of $600,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity of $200,000,000 and (ii) is regularly engaged in the business of making or owning commercial real estate loans or operating commercial mortgage properties.

“Event of Default” shall mean an “Event of Default” as defined in the Loan Agreement.

“Extension Fee” shall mean any “extension fee” payable by the Mortgage Loan Borrower pursuant to the Loan Agreement in connection with the exercise of any extension option thereunder.

“First Mezzanine Lender” shall have the meaning set forth in the Intercreditor Agreement.

“First Mezzanine Loan” shall have the meaning set forth in the Intercreditor Agreement.

“Fitch” shall mean Fitch Ratings and its successors in interest.

“Future Funding Advance” means any advance made by a Future Funding Lender in respect of the Future Funding Obligations.

“Future Funding Lender Default Obligation” shall have the meaning set forth in Section 29(d).

“Future Funding Lenders” shall mean, collectively, the Initial Participation A-1 Holder and the Initial Participation A-2 Holder, and any permitted transferees of any of the Future Funding Obligations pursuant to Section 14 hereof. “Future Funding Lender” shall mean one of the Future Funding Lenders.

“Future Funding Obligations” shall have the meaning assigned to such term in the recitals.

“Future Funding Obligations Percentage” shall mean, for any Future Funding Lender, as of any date, the ratio of the portion of the Future Funding Obligations held by such Future Funding Lender to the aggregate amount of all of the Future Funding Obligations.

“Guarantor” shall mean, collectively, Joel Silver, an individual having an address c/o Heritage Partners, LLC, 155 East 55th Street, Suite 6D, New York, New York 10022 and Ethan Eldon, an individual having an address c/o Heritage Partners, LLC, 1350 Broadway, Suite 612, New York, New York 10018.

“Holder” shall mean any of the Participation A-1 Holder, the Participation A-2 Holder, the Participation IO A-1 Holder and the Participation IO A-2 Holder.

“Initial Participation A-1 Holder” shall mean AIG Annuity Insurance Company, a Texas corporation.

“Initial Participation A-2 Holder” shall mean KBS Tribeca Summit, LLC, a Delaware limited liability company.

“Initial Participation IO A-1 Holder” shall mean AIG Mortgage Capital, LLC, a Delaware limited liability company.

“Initial Participation IO A-2 Holder” shall mean KBS Tribeca Summit, LLC, a Delaware limited liability company.

“Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement, dated as of May 1, 2007, entered into between AIG Annuity, as lender under the Mortgage Loan, and each Mezzanine Lender under the Mezzanine Loan.

“Intervening Trust Vehicle” with respect to any Securitization Vehicle that is a CDO, shall mean a trust vehicle or entity which holds Participation A-2 as collateral securing (in whole or in part) any obligation or security held by such Securitization Vehicle as collateral for the CDO.

“LIBOR” shall have meaning ascribed to the term “LIBOR Rate” in the Mortgage Loan Documents.

“Liquidation Proceeds” shall mean all cash amounts (other than insurance proceeds and condemnation awards) received in connection with (i) the full or partial liquidation of the Mortgaged Property or other collateral constituting security for the Mortgage Loan, through trustee’s sale, foreclosure sale, the sale of the Mortgaged Property after acquisition of the Mortgaged Property by or on behalf of the Holders pursuant to foreclosure or deed-in-lieu of foreclosure or otherwise, (ii) the purchase of the Mortgage Loan by any Mezzanine Lender pursuant to the Intercreditor Agreement or (iii) any judgment obtained by or on behalf of the Holders against Mortgagor or any guarantor of the Mortgage Loan.

“Loan Agreement” shall mean, collectively, those certain senior, building and project loan agreements entered into between the Mortgage Loan Borrower and AIG Annuity relating to the Mortgage Loan.

“Loan Coordination Agreement” shall mean the Amended and Restated Loan Coordination Agreement dated as of May 1, 2007, among AIG Annuity, as Senior Loan Lender, SunAmerica, as First Mezzanine Lender, KBS, as Second Mezzanine Lender, 415 Greenwich Fee Owner LLC, as Mortgage Loan Borrower, 415 Greenwich Senior Mezzanine Owner LLC, as First Mezzanine Borrower, 415 Greenwich Mezzanine Owner LLC, as Second Mezzanine Borrower and SunAmerica, as Administrative Agent.

“Loan Pledgee” shall have the meaning assigned to such term in Section 15.

“Management Agreement” shall have the meaning assigned to such term in Section 30.

“Maturity Date” shall have the meaning assigned to such term in Exhibit A.

“Mezzanine Borrower” shall mean the borrower under a Mezzanine Loan.

“Mezzanine Lender” shall mean the lender under a Mezzanine Loan.

“Mezzanine Loan” shall mean the Existing Mezzanine Loan or any other loan to direct or indirect owners of the Mortgage Loan Borrower which is secured by a pledge of the equity interest in the Mortgage Loan Borrower or its direct or indirect owners and subject to the Intercreditor Agreement.

“Midland” shall mean Midland Loan Services, Inc.

“Monetary Default” shall have the meaning assigned to such term in Section 18(h).

“Monthly Payment” shall mean the monthly debt service payment of scheduled principal and/or interest (but excluding default interest) due and payable in accordance with the terms of the Mortgage Loan Documents.

“Moody’s” shall mean Moody’s Investors Service, Inc. and its successors in interest.

“Mortgage” shall have the meaning assigned to such term in the recitals.

“Mortgage Interest Rate” shall mean the “Mortgage Interest Rate” set forth in the Mortgage Loan Schedule.

“Mortgage Loan” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Borrower” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Borrower Related Parties” shall have the meaning assigned to such term in Section 16.

“Mortgage Loan Documents” shall mean the Mortgage, the Loan Agreement, the Mortgage Note, and all other documents evidencing or securing the Mortgage Loan.

“Mortgage Loan Principal Balance” shall mean, at any date of determination, the principal balance of the Mortgage Note evidencing the Mortgage Loan.

“Mortgage Loan Schedule” shall mean the schedule in the form attached hereto as Exhibit A, which schedule sets forth certain information regarding the Mortgage Loan and the principal terms for Participation A-1, Participation A-2, Participation IO A-1 and Participation IO A-2.

“Mortgage Note” shall mean those certain promissory notes collectively evidencing the Mortgage Loan.

“Mortgaged Property” shall have the meaning assigned to such term in the recitals.

“Mortgagor” shall have the meaning assigned to such term in the recitals.

“Non-Exempt Person” shall have the meaning assigned to such term in Section 26 hereof.

“Original Participation Agreement” shall have the meaning assigned to such term in the recitals.

“Par Purchase Price” shall mean the aggregate amount of the following (without duplication): (i) the outstanding principal amount of the Mortgage Loan, (ii) all accrued and unpaid interest on such outstanding principal amount (including, without limitation, any default interest), (ii) all late charges, prepayment fees or prepayment premiums, and yield maintenance premiums due under the Mortgage Loan Documents, (iii) any unreimbursed Protective Advances, together with interest thereon at the Reimbursement Rate, (iv) all costs and expenses incurred by or behalf of the Holders in enforcing the Mortgage Loan Documents (including, without limitation, reasonable legal fees and expenses) and (v) all other amounts due under the Mortgage Loan Documents; provided, however, that in the event that the Mortgaged Property is REO Property, the Par Purchase Price shall be equal to the greater of (x) the fair market value of such REO Property, based upon a recent appraisal meeting the criteria for a Required Appraisal, and (y) the aggregate amounts described in the preceding clauses (i), (ii), (iii), (iv) and (v).

“Participation” means any of Participation A-1, Participation A-2, Participation IO A-1 or Participation IO A-2.

“Participation A-1” shall have the meaning assigned to such term in the recitals.

“Participation A-1 Default Interest Rate” shall mean the “Participation A-1 Default Interest Rate” set forth in the Mortgage Loan Schedule.

“Participation A-1 Holder” shall mean the Initial Participation A-1 Holder or any subsequent holder of Participation A-1.

“Participation A-1 Holder Repurchase Notice” shall have the meaning assigned to such term in Section 8.

“Participation A-1 Interest Rate” shall mean the “Participation A-1 Interest Rate” set forth in the Mortgage Loan Schedule.

“Participation A-1 Percentage Interest” shall mean, as of any date, the ratio of the Participation A-1 Principal Balance to the Mortgage Loan Principal Balance.

“Participation A-1 Principal Balance” shall mean, at any time of determination, the “Initial Participation A-1 Principal Balance” set forth in the Mortgage Loan Schedule, plus any Future Funding Advances actually made by the Participation A-1 Holder less any payments of principal thereon received by the Participation A-1 Holder and any reductions in such amount pursuant to Section 5.

“Participation A-1 Protective Advances Interest Rate” shall mean the “Participation A-1 Protective Advances Interest Rate” set forth in the Mortgage Loan Schedule.

“Participation A-1 Tranche B Portion” shall mean the product of (i) the aggregate amount of Tranche B multiplied by (ii) Participation A-1’s Future Funding Obligations Percentage.

“Participation A-2” shall have the meaning assigned to such term in the recitals.

“Participation A-2 Default Interest Rate” shall mean the “Participation A-2 Default Interest Rate” set forth in the Mortgage Loan Schedule.

“Participation A-2 Holder” shall mean the Initial Participation A-2 Holder or any subsequent holder of Participation A-2.

“Participation A-2 Holder Repurchase Notice” shall have the meaning assigned to such term in Section 8.

“Participation A-2 Interest Rate” shall mean the “Participation A-2 Interest Rate” set forth in the Mortgage Loan Schedule.

“Participation A-2 Percentage Interest” shall mean, as of any date, the ratio of the Participation A-2 Principal Balance to the Mortgage Loan Principal Balance.

“Participation A-2 Principal Balance” shall mean at any time of determination, the “Initial Participation A-2 Principal Balance” set forth in the Mortgage Loan Schedule, plus any Future Funding Advances actually made by the Participation A-2 Holder less any payments of principal thereon received by the Participation A-2 Holder and any reductions in such amount pursuant to Section 5.

“Participation A-2 Protective Advances Interest Rate” shall mean the “Participation A-2 Protective Advances Interest Rate” set forth in the Mortgage Loan Schedule.

“Participation A-2 Tranche B Portion” shall mean the product of (i) the aggregate amount of Tranche B multiplied by (ii) Participation A-2’s Future Funding Obligations Percentage.

“Participation IO A-1” shall have the meaning assigned such term in the recitals.

“Participation IO A-1 Holder” shall mean the Initial Participation IO A-1 Holder or any subsequent holder of Participation IO A-1.

“Participation IO A-1 Interest Rate” shall mean the “Participation IO A-1 Interest Rate” set forth in the Mortgage Loan Schedule.

“Participation IO A-1 Notional Amount” shall mean, as of any date of determination, an amount equal to the then outstanding Participation A-1 Principal Balance.

“Participation IO A-2” shall have the meaning assigned such term in the recitals.

“Participation IO A-2 Holder” shall mean the Initial Participation IO A-2 Holder or any subsequent holder of Participation IO A-2.

“Participation IO A-2 Interest Rate” shall mean the “Participation IO A-2 Interest Rate” set forth in the Mortgage Loan Schedule.

“Participation IO A-2 Notional Amount” shall mean, as of any date of determination, an amount equal to the then outstanding Participation A-2 Principal Balance.

“Participation Register” shall have the meaning assigned to such term in Section 28 hereof.

“Payment Date” shall mean the monthly payment date set forth in the Mortgage Loan Documents.

“Penalty Charges” shall mean any amounts actually collected on the Mortgage Loan from the Mortgage Loan Borrower that represent late payment charges, other than a Prepayment Premium or default interest.

“Percentage Interest” shall mean, with respect to the Participation A-1 Holder, the Participation A-1 Percentage Interest and with respect to the Participation A-2 Holder, the Participation A-2 Percentage Interest.

“Permitted Fund Manager” means any Person that on the date of determination is (i)(a) approved by the Rating Agencies (for purposes of this Agreement) as a “Permitted Fund Manager,” as evidenced by a Rating Agency Confirmation, (b) one of the entities listed on Exhibit C, or the successor-in-interest thereto or a Person Controlling, Controlled by or under Common Control with, any such entity, or any other nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, or (c) an entity that is otherwise a Qualified Transferee under clauses (a), (b), (c) or (d) of the definition thereof, (ii) investing through a fund with committed capital of at least $250,000,000 and (iii) not subject to a proceeding or other action, whether voluntary or involuntary, of any case under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors.

“Person” means any individual, sole proprietorship, corporation, general partnership, limited partnership, limited liability company or partnership, joint venture, association, joint stock company, bank, trust, estate unincorporated organization, any federal, state, county or municipal government (or any agency or political subdivision thereof) endowment fund or any other form of entity.

“Pledge” shall have the meaning assigned to such term in Section 15.

“Prepayment” shall mean any payment of principal made by the Mortgage Loan Borrower with respect to the Mortgage Loan which is received in advance of its scheduled Maturity Date, whether made by reason of a casualty or condemnation, due to the acceleration of the maturity of the Mortgage Loan, in connection with the sale of a Condominium Unit or otherwise.

“Prepayment Premium” shall mean any prepayment premium, yield maintenance premium or similar fee required to be paid in connection with a Prepayment of the Mortgage Loan.

“Principal Balance of the Mortgage Loan” shall mean the “Principal Balance” of the Mortgage Loan set forth in the Mortgage Loan Schedule, plus any Future Funding Advances actually made by Participation A-1 Holder and the Participation A-2 Holder in accordance with the provisions of this Agreement less any payments of principal thereon received by the Participation A-1 Holder and the Participation A-2 Holder and any reductions in such amount pursuant to Section 5.

“Property Manager” shall have the meaning assigned to such term in Section 30.

“Protective Advance” shall mean (i) an advance by Participation A-1 Holder or Participation A-2 Holder to fund any Shortfall or any monthly payment advance, (ii) an advance by Participation A-1 Holder or Participation A-2 Holder for the purposes of avoiding an imminent threat to the existence or priority of any lien created under the Mortgage Loan Documents, or an imminent threat to all or any portion of the Mortgaged Property or any other collateral for the Mortgage Loan or to public health and safety arising out of the use or maintenance of all or any portion of the Mortgage Property or any such other collateral, including, without limitation, advances (A) to pay or discharge real estate taxes within two (2) business days prior to the date that such real estate taxes become delinquent, (B) to pay insurance premiums not earlier than ten (10) days prior to the date that the applicable policy may be cancelled for non-payment of the insurance premium, (C) to pay the cost of emergency repairs to protect the Mortgaged Property or such other collateral from imminent or likely damage or to minimize such imminent or likely damages, or to minimize harm to individuals or the property of third Persons, or (D) to pay any amount or perform any obligation that Mortgage Loan Borrower has failed to pay or perform in accordance with the Mortgage Loan Documents and that, if unpaid or unperformed, might result in a material adverse effect on the Mortgaged Property or any such other collateral or a lien on the Mortgaged Property or any such other collateral, (iii) an advance by Participation A-1 Holder or Participation A-2 Holder to pay any other property advance or other servicing advance in respect of any default by Mortgage Loan Borrower under any of the Mortgage Loan Documents or (iv) an advance required to be made by the Participation A-1 Holder and the Participation A-2 Holder pursuant to Section 30 regarding expenses for REO Property. For the avoidance of doubt, Protective Advances shall not be added to or be deemed part of the either the Participation A-1 Principal Balance or the Participation A-2 Principal Balance.

“Protective Advance Percentage Interest” shall mean, (i) with respect to the Participation A-1 Holder, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding amount of all Protective Advances made by Participation A-1 Holder and the denominator of which is the aggregate outstanding amount of all Protective Advances made by the Participation A-1 Holder and the Participation A-2 Holder, and (ii) with respect to the Participation A-2 Holder, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding amount of all Protective Advances made by Participation A-2 Holder and the denominator of which is the aggregate outstanding amount of all Protective Advances made by the Participation A-1 Holder and the Participation A-2 Holder.

“Qualified Conduit Lender” shall mean a commercial paper conduit program (a “Conduit”) as to which the following conditions are satisfied:

(i) the terms of the loan (a “Conduit Inventory Loan”) made by the Conduit to any Holder require the Conduit to maintain a third party (a “Conduit Credit Enhancer”) to provide credit enhancement;

(ii) the Conduit Credit Enhancer is a Qualified Transferee that is not the Mortgage Loan Borrower or an Affiliate thereof;

(iii) such Holder pledges its interest in such Holder’s Participation to the Conduit as collateral for the Conduit Inventory Loan; and

(iv) the Conduit Credit Enhancer and the Conduit agree that, if the such Holder defaults under the Conduit Inventory Loan, or if the Conduit is unable to refinance its outstanding commercial paper even if there is no default by the such Holder, the Conduit Credit Enhancer will purchase the Conduit Inventory Loan from the Conduit, and the Conduit will assign the pledge of such Holder’s interest in such Holder’s Participation to the Conduit Credit Enhancer; and unless the Conduit is in fact then a Qualified Transferee, the Conduit will not without obtaining a Rating Agency Confirmation from each Rating Agency have any greater right to acquire the interests in such Holder’s Participation pledged by such Holder, by foreclosure or otherwise, than would any other purchaser that is not a Qualified Transferee at a foreclosure sale conducted by a Loan Pledgee.

“Qualified Transferee” shall mean one or more of the following:

(a) a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, provided that any such Person referred to in this clause (a) satisfies the Eligibility Requirements;

(b) an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended, provided that any such Person referred to in this clause (b) satisfies the Eligibility Requirements;

(c) an institution substantially similar to any of the foregoing entities described in clauses (a) or (b) that satisfies the Eligibility Requirements;

(d) any entity Controlled by any of the entities described in clauses (a), (b) or (c) above;

(e) a Qualified Trustee (or in the case of a CDO, a single purpose bankruptcy-remote entity that contemporaneously pledges its interest in any Participation to a Qualified Trustee) in connection with (A) a securitization of, (B) the creation of collateralized debt obligations (“CDO”) secured by, or (C) a financing through an “owner trust” of, such Participation (any of the foregoing, a “Securitization Vehicle”), provided that either (1) one or more classes of securities issued by such Securitization Vehicle is initially rated at least investment grade by each of the Rating Agencies; (2) in the case of a Securitization Vehicle that is not a CDO, the special servicer for such Securitization Vehicle has the Required Special Servicer Rating at the time of Transfer (such entity, an “Approved Servicer”) and such Approved Servicer is required to service and administer such Participation in accordance with servicing arrangements for the assets held by the Securitization Vehicle which require that such Approved Servicer act in accordance with a servicing standard notwithstanding any contrary direction or instruction from any other Person; or (3) in the case of a Securitization Vehicle that is a CDO, the CDO Asset Manager and, if applicable, each Intervening Trust Vehicle that is not administered and managed by a CDO Asset Manager that is a Qualified Transferee, are each a Qualified Transferee under clauses (a), (b), (c) or (d) of this definition;

(f) an investment fund, limited liability company, limited partnership or general partnership where a Permitted Fund Manager acts as the general partner, managing member or fund manager and at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Transferees under clauses (a), (b), (c) or (d) of this definition;

(g) the Initial Participation A-1 Holder and its Affiliates; or

(h) the Initial Participation A-2 Holder and its Affiliates.

“Qualified Trustee” shall mean (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation or (iii) an institution whose long-term senior unsecured debt is rated in either of the then in effect top two rating categories of each of the Rating Agencies.

“Rating Agencies” shall mean S&P, Moody’s and Fitch or, if any of such entities shall for any reason no longer perform the functions of a securities rating agency, any other nationally recognized statistical rating agency designated by the Participation A-1 Holder.

“Realized Principal Loss” shall mean any reduction in the Mortgage Loan Principal Balance that does not result in an accompanying payment of principal to any of the Holders, which may result from, but is not limited to, one of the following circumstances: (i) the cancellation or forgiveness of any portion of the Mortgage Loan Principal Balance in connection with a bankruptcy or similar proceeding or a modification or amendment of the Mortgage Loan granted by the Participation A-1 Holder and the Participation A-2 Holder in accordance with the terms of this Agreement; or (ii) a reduction in the mortgage interest rate in connection with a bankruptcy or similar proceeding involving the related Mortgage Loan Borrower or a modification or amendment of the Mortgage Loan agreed to by the Participation A-1 Holder and the Participation A-2 Holder in accordance with the terms of this Agreement, that as a result of the application of Section 5, results in the application of principal to pay interest to one or more Holders (each such Realized Principal Loss described in this clause (ii) shall be deemed to have been incurred on the Payment Date for each affected Monthly Payment).

“Redirection Notice” shall have the meaning assigned to such term in Section 15.

“Reimbursement Rate” shall mean the Participation A-1 Default Interest Rate.

“REMIC” shall mean a real estate mortgage investment conduit within the meaning of Section 860D(a) of the Code.

“REO Property” shall mean the Mortgaged Property (or any portion thereof) as acquired on behalf and in the name of Participation A-1 Holder for the benefit of Participation A-1 Holder and Participation A-2 Holder, through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise.

“Repurchase Date” shall have the meaning assigned to such term in Section 8.

“Repurchase Option Event” shall have the meaning assigned to such term in Section 8.

“Repurchase Option Notice” shall have the meaning assigned to such term in Section 8.

“Required Appraisal” shall mean an appraisal of the Mortgaged Property or REO Property, as applicable, from an independent appraiser selected by the Participation A-1 Holder, which appraisal shall be prepared in accordance with 12 C.F.R. Sections 225.61 et seq. and conducted in accordance with the standards of the Appraisal Foundation and the Appraisal Institute.

“Required Special Servicer Rating” shall mean (i) in the case of Fitch, a rating of “CSS2,” (ii) in the case of S&P, such special servicer is on the S&P Select Servicer List as a U.S. Commercial Mortgage Special Servicer and (iii) in the case of Moody’s, such special servicer is acting as special servicer in a commercial mortgage loan securitization that was rated by Moody’s within the twelve (12) month period prior to the date of determination, and Moody’s has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as special servicer of such commercial mortgage securities.

“S&P” shall mean Standard & Poor’s Ratings Services, a Division of The McGraw-Hill Companies, Inc., and its successors in interest.

“Second Mezzanine Loan” shall have the meaning set forth in the Intercreditor Agreement.

“Senior Junior Loan Purchase Price” shall have the meaning set forth in the Intercreditor Agreement.

“Servicing Standard” shall have the meaning set forth in Section 2(j).

“Shortfall” shall have the meaning ascribed to such term in the Mortgage Loan Agreement.

“Specially Serviced Loan” shall mean the Mortgage Loan (i) during the existence of a monetary or material non-monetary default under the Mortgage Loan Documents and (ii) following the occurrence of an Event of Default.

“Taxes” shall have the meaning assigned to such term in Section 26 hereof.

“Tranche B” shall have the meaning assigned to such term in the recitals.

“Transfer” shall mean (i) if the term “Transfer” is used as noun, any assignment, pledge, conveyance, sale, transfer, mortgage, encumbrance, grant of a security interest, issuance of a participation interest, or other disposition, either directly or indirectly, by operation of law or otherwise, or (ii) if the term “Transfer” is used as a verb, to assign, pledge, convey, sell, transfer, mortgage, encumber, grant a security interest in, issue a participation interest in, or to otherwise dispose, either directly or indirectly, by operation of law or otherwise.

“Unanimous Consent” shall mean the consent or approval of all of the Holders.

“Unanimous Decisions” shall have the meaning set forth in Section 18(b) hereof. “Unanimous Decision” shall mean one of the Unanimous Decisions.

2. Form of Participations; Administration of the Mortgage Loan.

(a) Initial Participation A-1 Holder hereby confirms the creation and establishment of Participation A-1, Participation A-2, Participation IO A-1 and Participation IO A-2 on the terms and conditions set forth in the Original Participation Agreement as modified by this Agreement.

(b) Participation A-1 shall be evidenced by one or more definitive certificates substantially in the form of Exhibit D hereto. On the date hereof, on the terms and conditions set forth herein, AIG Annuity hereby confirms the issuance of the Participation A-1 to the Initial Participation A-1 Holder and the Initial Participation A-1 Holder hereby confirms the acquisition of Participation A-1 from AIG Annuity in accordance with the terms and conditions set forth in the Original Participation Agreement as modified herein. The Initial Participation A-1 Holder shall continue to be deemed the owner of Participation A-1. The certificate evidencing

Participation A-1 that was issued to AIG Annuity pursuant to the Original Participation Agreement shall continue to evidence Participation A-1, provided that the references in such certificate to “Participation Agreement” shall be deemed to be references to this Agreement.

(c) Participation A-2 shall be evidenced by one or more definitive certificates substantially in the form of Exhibit E hereto. On the date hereof, on the terms and conditions set forth herein, (i) AIG Annuity hereby confirms the issuance of the Participation A-2 to AIGMC and AIGMC hereby confirms the acquisition of the Participation A-2 from AIG Annuity in accordance with the provisions of the Original Participation Agreement, and (ii) AIGMC shall sell to KBS, as the Initial Participation A-2 Holder, and KBS, as the Initial Participation A-2 Holder, shall acquire from AIGMC, Participation A-2, and the certificate evidencing Participation A-2 that was issued to AIGMC pursuant to the Original Participation Agreement shall be reissued (and amended and restated) by AIG Annuity to KBS, as the Initial Participation A-2 Holder hereunder, in substantially the form of Exhibit E hereto, all in accordance with the terms and conditions set forth herein. Thereafter the Initial Participation A-2 Holder shall be deemed the owner of Participation A-2

(d) Participation IO A-1 shall be evidenced by one or more definitive certificates substantially in the form of Exhibit F hereto. On the date hereof, on the terms and conditions set forth herein, AIG Annuity hereby confirms the issuance of the Participation IO A-1 to the Initial Participation IO A-1 Holder and the Initial Participation IO A-1 Holder hereby confirms the acquisition of the Participation IO A-1 from AIG Annuity in accordance with the terms and conditions set forth in the Original Participation Agreement as modified herein. The Initial Participation IO A-1 Holder shall continue to be deemed the owner of Participation IO A-1. The certificate evidencing Participation IO A-1 that was issued to AIGMC pursuant to the Original Participation Agreement shall continue to evidence Participation IO A-1, provided that the references in such certificate to “Participation Agreement” shall be deemed to be references to this Agreement.

(e) Participation IO A-2 shall be evidenced by one or more definitive certificates substantially in the form of Exhibit G hereto. On the date hereof, on the terms and conditions set forth herein, (i) AIG Annuity hereby confirms the issuance of the Participation IO A-2 to AIGMC and AIGMC hereby confirms the acquisition of the Participation IO A-2 from AIG Annuity in accordance with the provisions of the Original Participation Agreement, and (ii) AIGMC shall sell to KBS, as the Initial Participation IO A-2 Holder, and KBS, as the Initial Participation IO A-2 Holder, shall acquire from AIGMC, Participation IO A-2, and the certificate evidencing the Participation IO A-2 shall be reissued (and amended and restated) by AIG Annuity to KBS, as the Initial Participation IO A-2 Holder hereunder, in substantially the form of Exhibit G hereto, all in accordance with the terms and conditions set forth herein. Thereafter, the Initial Participation IO A-2 Holder shall be deemed the owner of Participation IO A-2.

(f) Participation A-1 and the right of the Participation A-1 Holder to receive payments with respect to Participation A-1 shall, subject to the provisions of this Agreement, at all times (including, without limitation, subsequent to the filing of any bankruptcy, insolvency or similar proceedings with respect to the Mortgage Loan Borrower, Mezzanine Borrower or any guarantor) be pari passu with Participation A-2, Participation IO A-1 and Participation IO A-2 and the rights of the Participation A-2 Holder, the Participation IO A-1 Holder and the Participation IO A-2 Holder to receive payments of interest, principal and other amounts with respect to Participation A-2, Participation IO A-1 or Participation IO A-2, as applicable.

(g) Participation A-2 and the right of the Participation A-2 Holder to receive payments with respect to Participation A-2 shall, subject to the provisions of this Agreement, at all times (including, without limitation, subsequent to the filing of any bankruptcy, insolvency or similar proceedings with respect to the Mortgage Loan Borrower, Mezzanine Borrower or any guarantor) be pari passu with Participation A-1, Participation IO A-1 and Participation IO A-2 and the rights of the Participation A-1 Holder, the Participation IO A-1 Holder and the Participation IO A-2 Holder to receive payments of interest, principal and other amounts with respect to Participation A-1, Participation IO A-1 or Participation IO A-2, as applicable.

(h) Participation IO A-1 and the right of the Participation IO A-1 Holder to receive payments with respect to Participation IO A-1 shall, subject to the provisions of this Agreement, at all times (including, without limitation, subsequent to the filing of any bankruptcy, insolvency or similar proceeding with respect to the Mortgage Loan Borrower, Mezzanine Borrower or any guarantor) be pari passu with Participation A-1, Participation A-2, and Participation IO A-2 and the rights of the Participation A-1 Holder, the Participation A-2 Holder and the Participation IO A-2 Holder to receive payments of interest with respect to Participation A-1, Participation A-2, Participation IO A-2, as applicable.

(i) Participation IO A-2 and the right of the Participation IO A-2 Holder to receive payments with respect to Participation IO A-2 shall, subject to the provisions of this Agreement, at all times (including, without limitation, subsequent to the filing of any bankruptcy, insolvency or similar proceeding with respect to the Mortgage Loan Borrower, Mezzanine Borrower or any guarantor) be pari passu with Participation A-1, Participation A-2, and Participation IO A-1 and the rights of the Participation A-1 Holder, the Participation A-2 Holder and the Participation IO A-1 Holder to receive payments of interest with respect to Participation A-1, Participation A-2, Participation IO A-1, as applicable.

(j) From and after the date hereof, administration of the Mortgage Loan shall be governed by this Agreement and subject to the Intercreditor Agreement and the Loan Coordination Agreement. The Agent shall service, administer and enforce the Mortgage Loan and the Mortgage Loan Documents in accordance with the Agent’s usual practices in the ordinary course of its business and in accordance with the Mortgage Loan Documents and the terms of this Agreement and shall exercise the same care (the “Servicing Standard”), in servicing, administering and enforcing the Mortgage Loan and realizing on the Mortgaged Property and the other collateral for the Mortgage Loan (i) as the Agent customarily exercises, in good faith, in similar commercial loan transactions entered into solely for its own account, and (ii) as is consistent with the same care, skill and diligence as is normal and usual for other large, institutional lenders in connection with servicing, administering and enforcing of loans and realizing upon collateral similar in size, type and complexity to the Mortgage Loan and the Mortgaged Property, but in any event, taking into account the interests of the Participation A-1 Holder, the Participation A-2 Holder, the Participation IO A-1 Holder and the Participation IO A-2 Holder (so long as any such Holder is not the Mortgage Loan Borrower or an Affiliate of the Mortgage Loan Borrower), with a view to maximizing the realization for all such Holders as a collective whole. The Agent may consult with legal counsel and other experts selected by the

Agent with due care and shall not be liable for actions reasonably taken or, omitted to be taken, in good faith in accordance with the advice of such experts so long as such action or omission does not violate another provision of this Agreement and such action taken or omitted to be taken does not constitute fraud, willful misconduct or gross negligence. The Agent shall not incur any liability under this Agreement by acting upon any notice, consent or other instrument which the Agent in good faith reasonably believes to be genuine and signed by the proper party. If Participation A-1 Holder is acting as the Agent, then the Agent shall not receive any fee or other compensation for acting as agent for the Holders or for its services or the performance of its obligations hereunder or under the Loan Documents. The Holders acknowledge and agree that Participation A-1 Holder may from time to time delegate to an Agent the duties and obligations of the Participation A-1 Holder hereunder regarding the administering and servicing of the Mortgage Loan, except for such duties and obligations in respect of the Mortgage Loan during any period of time during which the Mortgage Loan is a Specially Serviced Loan. If Participation A-1 Holder has delegated its duties and obligations hereunder in respect of servicing and administering the Mortgage Loan to Midland or another Agent, then such Agent shall receive a fee or other compensation pursuant to its servicing or other agreement with Participation A-1 Holder, which fee or other compensation shall be paid by Mortgage Loan Borrower, except as otherwise provided herein. Notwithstanding the foregoing provisions of this Section 2(j), each Holder acknowledges that, if with respect to any matter in respect of the servicing, administering or enforcing of the Mortgage Loan, the interests of one or more of the Holders are not consistent with the interests of the other Holder or Holders, then the Agent may, with respect to such matter, exercise or omit to exercise any rights that the Agent may have hereunder in a manner that may be adverse to the interests one or more of the Holders, and the Agent shall have no liability whatsoever to the Holders in connection with the exercise by the Agent of any rights or by the omission of the Agent to exercise any of such rights, except with respect to losses actually suffered due to the gross negligence, willful misconduct or breach of this Agreement by the Agent.

(k) The Holders acknowledge that the Agent is to comply with this Agreement and the Mortgage Loan Documents in the servicing of the Mortgage Loan.

(l) The Holders acknowledge that rights and obligations of the Holders hereunder are subject to the Intercreditor Agreement and the Loan Coordination Agreement.

(m) As of the date hereof, Participation A-1 Holder has, pursuant to a separate written servicing agreement between an Affiliate of Participation A-1 Holder and Midland, delegated to Midland all of the duties and obligations hereunder of Participation A-1 Holder regarding the administration and servicing of the Mortgage Loan, other than such duties and obligations in respect of Mortgage Loan during any period of time during which the Mortgage Loan is a Specially Serviced Loan. In accordance with such delegation, Midland shall act as the Agent hereunder. Notwithstanding the immediately preceding sentence, however, Participation A-1 Holder may from time to time designate a different Person to serve as the Agent pursuant to a similar delegation. Each Holder hereby acknowledges such delegation of such duties and obligations to Midland and agrees that Participation A-1 Holder shall not have any responsibility or liability for any such delegated duty or obligation. Notwithstanding anything to the contrary contained herein, the duties, rights and obligations of Midland as Agent hereunder are subject to and limited by the Amended and Restated Interim Servicing Agreement (the “Midland Servicing

Agreement”), dated as of June 9, 2006 by and among AIG Global Investment Corp., Midland and certain other parties set forth on Schedule B attached thereto. If the duties of Midland under the Midland Servicing Agreement are terminated with respect to the Mortgage Loan for any reason, Midland’s duties and obligations hereunder shall be simultaneously terminated. Such termination shall be without prejudice to any rights of Midland hereunder or under the Midland Servicing Agreement which may have accrued through the date of termination. For the avoidance of doubt, the Midland Servicing Agreement shall constitute the Agent Agreement for Midland as Agent hereunder.

3. Payments. Subject to Section 29(d) and Section 30(g) hereof, all amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on the Mortgage Loan, whether received in the form of Monthly Payments, proceeds from the sale of a Condominium Unit or the grant of a Condominium License, a balloon payment, Liquidation Proceeds, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar exercise of the power of eminent domain or funds provided by a Mezzanine Lender as a protective advance, or any amounts derived from the sale or operation of REO Property that are not included the foregoing items (other than (x) proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or any amounts to be released to the Mortgage Loan Borrower in accordance with the Mortgage Loan Documents, (y) amounts collected on the Mortgage Loan or related REO Property that are required to be deposited into reserves or escrows pursuant to the Mortgage Loan Documents or that are required to pay any servicing or other fees to the Agent (but only to the extent not paid pursuant to the provisions below) or that are reimbursement of costs and expenses, and (z) amounts collected as Penalty Charges, which amounts shall be paid to or retained by the Agent as additional compensation) (all such amounts (except for the amounts described in the immediately preceding parenthetical clause) being collectively referred to herein as “Collection Amounts”) shall be applied in the following order of priority (and payments shall be made at such times as are required pursuant to the applicable Agent Agreement):

(a) first, from the portions of the Collection Amounts allocable under the Mortgage Loan Documents as payments of interest on Protective Advances, on a pro rata and pari passu basis (1) to the Participation A-1 Holder, in an amount equal to the accrued and unpaid interest on the Protective Advances made by Participation A-1 Holder at the Participation A-1 Protective Advance Interest Rate, and (2) to the Participation A-2 Holder, in an amount equal to the accrued and unpaid interest on the Protective Advances made by Participation A-2 Holder at the Participation A-2 Protective Advance Interest Rate, such pro rata basis to be in accordance with their respective Protective Advance Percentage Interests;

(b) second, from the portions of the Collection Amounts allocable under the Mortgage Loan Documents as repayments of Protective Advances, on a pro rata and pari passu basis (1) to the Participation A-1 Holder, in an amount equal to its pro rata portion of such portions of the Collection Amounts (based on the Protective Advance Percentage Interests), and (2) to the Participation A-2 Holder, in an amount equal to its pro rata portion of such portions of the Collection Amounts (based on the Protective Advance Percentage Interests), such pro rata basis to be in accordance with their respective Protective Advance Percentage Interests;

(c) third, from the portions of the Collection Amounts allocable under the Mortgage Loan Documents as payments of default interest in excess of the interest paid in accordance with clause (e) of this Section 3, to the extent actually paid by the Mortgage Loan Borrower, shall be paid to the Participation A-1 Holder and the Participation A-2 Holder on a pro rata basis in accordance with their respective Percentage Interests;

(d) fourth, from the portions of the Collection Amounts allocable as payments of accrued and unpaid interest, on a pro rata and pari passu basis (1) to the Participation A-1 Holder, in an amount equal to the accrued and unpaid interest on the Participation A-1 Principal Balance at the Participation A-1 Interest Rate, (2) to the Participation A-2 Holder, in an amount equal to the accrued and unpaid interest on the Participation A-2 Principal Balance at the Participation A-2 Interest Rate, (3) to the Participation IO A-1 Holder, in an amount equal to the accrued and unpaid interest on the Participation IO A-1 Notional Amount at the Participation IO A-1 Interest Rate, and (4) to the Participation IO A-2 Holder, in an amount equal to the accrued and unpaid interest on the Participation IO A-2 Notional Amount at the Participation IO A-2 Interest Rate (with such pro rata allocation to be based on such amounts payable to the Participation A-1 Holder, the Participation A-2 Holder, the Participation IO A-1 Holder and the Participation IO A-2 Holder);

(e) fifth, from the portions of the Collection Amounts allocable as payments of principal, on a pro rata and pari passu basis (1) to the Participation A-1 Holder, in an amount equal to its pro rata portion of such portions of the Collection Amounts (based on the Participation A-1 Principal Balance and the Participation A-2 Principal Balance), to be applied in reduction of the Participation A-1 Principal Balance and (2) to the Participation A-2 Holder, in an amount equal to its pro rata portion of such portions of the Collection Amounts (based on the Participation A-1 Principal Balance and the Participation A-2 Principal Balance), to be applied in reduction of the Participation A-2 Principal Balance;

(f) sixth, pro rata (based on the amounts described in clauses (i) through (iv) that follow (and the derivation of the 0.4667 and 0.5333 multipliers used below being set forth on Exhibit I hereto)): (i) to the Participation A-1 Holder, in an amount equal to its share of any Prepayment Premium actually received in respect of Tranche B, such share to be determined by multiplying the total Prepayment Premium payable on all of Tranche B by (x) 0.4667 and (y) a fraction, the numerator of which is the aggregate amount of the Participant A-1 Tranche B Portion and the denominator of which is the aggregate amount of Tranche B; (ii) to the Participation A-2 Holder, in an amount equal to its share of any Prepayment Premium actually received in respect of Tranche B, such share to be determined by multiplying the total Prepayment Premium payable on all of Tranche B by (x) 0.4667 and (y) a fraction, the numerator of which is the aggregate amount of the Participant A-2 Tranche B Portion and the denominator of which is the aggregate amount of Tranche B; (iii) to the Participation IO A-1 Holder, in an amount equal to its share of any Prepayment Premium actually received in respect of Tranche B, such share to be determined by multiplying the total Prepayment Premium payable on all of the Tranche B by (x) 0.5333 and (y) a fraction, the numerator of which is the aggregate amount of the Participant A-1 Tranche B Portion and the denominator of which is the aggregate amount of Tranche B; and (iv) to the Participation IO A-2 Holder, in an amount equal to its share of any Prepayment Premium actually received in respect of Tranche B, such share to be determined by multiplying the total Prepayment Premium payable on all of Tranche B by (x) 0.5333 and (y) a fraction, the numerator of which is the aggregate amount of the Participant A-2 Tranche B Portion and the denominator of which is the aggregate amount of Tranche B;

(g) seventh, pro rata (based on the amounts described in clauses (i) through (iv) that follow (and the derivation of the 0.5185 and 0.4815 multipliers used below being set forth on Exhibit I hereto)): (i) to the Participation A-1 Holder, in an amount equal to its share of any Prepayment Premium actually received in respect of the Mortgage Loan (except for Tranche B), such share to be determined by multiplying the total Prepayment Premium payable on the Mortgage Loan (except for Tranche B) by (x) 0.5185 and (y) a fraction, the numerator of which is the Participation A-1 Principal Balance (except for the Participant A-1 Tranche B Portion) and the denominator of which is the Mortgage Loan Principal Balance (except for Tranche B); (ii) to the Participation A-2 Holder, in an amount equal to its share of any Prepayment Premium actually received in respect of the Mortgage Loan (except for Tranche B), such share to be determined by multiplying the total Prepayment Premium payable on the Mortgage Loan (except for Tranche B) by (x) 0.5185 and (y) a fraction, the numerator of which is the Participation A-2 Principal Balance (except for the Participant A-2 Tranche B Portion) and the denominator of which is the Mortgage Loan Principal Balance (except for Tranche B); (iii) to the Participation IO A-1 Holder, in an amount equal to its share of any Prepayment Premium actually received in respect of the Mortgage Loan (except for Tranche B), such share to be determined by multiplying the total Prepayment Premium payable on the Mortgage Loan (except for Tranche B) by (x) 0.4815 and (y) a fraction, the numerator of which is the Participation IO A-1 Notional Amount (except for the Participant A-1 Tranche B Portion) and the denominator of which is the Mortgage Loan Principal Balance (except for Tranche B); and (iv) to the Participation IO A-2 Holder, in an amount equal to its share of any Prepayment Premium actually received in respect of the Mortgage Loan (except for Tranche B), such share to be determined by multiplying the total Prepayment Premium payable on the Mortgage Loan (except for Tranche B) by (x) 0.4815 and (y) a fraction, the numerator of which is the Participation IO A-2 Notional Amount (except for the Participant A-2 Tranche B Portion) and the denominator of which is the Mortgage Loan Principal Balance (except for Tranche B);

(h) eighth, to the Participation A-1 Holder and the Participation A-2 Holder, pro rata (based on the Participation A-1 Principal Balance and the Participation A-2 Principal Balance), in an amount equal to any Extension Fees actually received with respect to the Mortgage Loan; and

(i) ninth, if any excess amount is paid by the Mortgage Loan Borrower and is not required to be returned to the Mortgage Loan Borrower or to a party other than a Holder under the Mortgage Loan Documents, and not otherwise applied in accordance with the foregoing clauses (a) through (h) of this Section 3, or if the Mortgaged Property has become REO Property, there is any amount remaining that is not applied in accordance with the foregoing clauses (a) through (h) of this Section 3, then such remaining amount shall be paid to the Participation A-1 Holder and the Participation A-2 Holder, pro rata (based on the Participation A-1 Principal Balance and the Participation A-2 Principal Balance).

For the avoidance of doubt, if the Mortgaged Property becomes REO Property, the proceeds from the sale of the Condominium Units shall be applied as provided in clauses (a) through (h) of this Section 3 as if the allocations pursuant to the Mortgage Loan Documents were still applicable.

4. Intentionally Omitted.

5. Workout. Notwithstanding anything to the contrary contained herein, but subject to the terms and conditions of Sections 17 and 18 of this Agreement, and the obligation to act in accordance with the Servicing Standard, if the Agent, in connection with a workout or proposed workout of the Mortgage Loan, modifies the terms thereof such that (i) the Mortgage Loan Principal Balance is decreased, (ii) the Mortgage Interest Rate is reduced, (iii) payments of interest or principal on the Mortgage Loan, or any Protective Advances or any other amounts payable under the Mortgage Loan Documents, are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of the Mortgage Loan, other than an extension of the maturity date, all payments to the Participation A-1 Holder, the Participation A-2 Holder, the Participation IO A-1 Holder and the Participation IO A-2 Holder pursuant to Section 3, as applicable, shall be made as though such workout did not occur, with the payment terms of Participation A-1, Participation A-2, Participation IO A-1 and Participation IO A-2 remaining the same as they are on the date hereof, and the full economic effect of all waivers, reductions or deferrals of amounts due on the Mortgage Loan shall be borne in the case of interest, pro rata, by the Participation A-1 Holder (up to the amount of interest accrued on the Participation A-1 Principal Balance at Participation A-1 Interest Rate), the Participation A-2 Holder (up to the amount of interest accrued on the Participation A-2 Principal Balance at Participation A-2 Interest Rate), the Participation IO A-1 Holder (up to the amount of interest accrued on the Participation IO A-1 Notional Amount at the Participation IO A-1 Interest Rate), and the Participation IO A-2 Holder (up to the amount of interest accrued on the Participation IO A-2 Notional Amount at the Participation IO A-2 Interest Rate) and in the case of principal, pro rata, by the Participation A-1 Holder and the Participation A-2 Holder.

6. Certain Payment Procedures. If Agent holding or having distributed any amount received or collected in respect of Participation A-1, Participation A-2, Participation IO A-1 or Participation IO A-2 determines, or a court of competent jurisdiction orders, at any time that any amount received or collected in respect of Participation A-1, Participation A-2 , Participation IO A-1 or Participation IO A-2 must, pursuant to any insolvency, bankruptcy, fraudulent conveyance, preference or similar law, be returned to the Mortgage Loan Borrower or paid to the Participation A-1 Holder, the Participation A-2 Holder, the Participation IO A-1 Holder or the Participation IO A-2 Holder, or any Agent or paid to any other Person, then, notwithstanding any other provision of this Agreement, the Agent shall not be required to distribute any portion thereof to the Participation A-1 Holder, the Participation A-2 Holder, the Participation IO A-1 Holder or the Participation IO A-2 Holder, as applicable, and the Participation A-1 Holder, the Participation A-2 Holder, the Participation IO A-1 Holder or the Participation IO A-2 Holder, as applicable, shall promptly on demand repay to the Agent the portion thereof, if any, which shall have been theretofore distributed to the Participation A-1 Holder, the Participation A-2 Holder, the Participation IO A-1 Holder or the Participation IO A-2 Holder, as applicable, together with interest thereon at such rate, if any, as Agent shall be required to pay to the Mortgage Loan Borrower, the Participation A-1 Holder, the Participation A-2 Holder, the Participation IO A-1 Holder or the Participation IO A-2 Holder, any such Agent or such other Person with respect thereto. Each of the Participation A-1 Holder, the Participation A-2 Holder, the Participation IO A-1 Holder or the Participation IO A-2 Holder, agrees that if at any time it shall receive from any sources whatsoever any payment on account of the Mortgage Loan in excess of its distributable share thereof, it will promptly remit such excess to the Agent. The Agent shall have the right to offset any amounts due hereunder this paragraph from the Participation A-1 Holder, the Participation A-2 Holder, the Participation IO A-1 Holder or the Participation IO A-2 Holder, as applicable, with respect to the Mortgage Loan against any future payments due to the Participation A-1 Holder, the Participation A-2 Holder, the Participation IO A-1 Holder or the Participation IO A-2 Holder, as applicable, under the Mortgage Loan, provided, that the obligations of the Participation A-1 Holder, the Participation A-2 Holder, the Participation IO A-1 Holder or the Participation IO A-2 Holder under this Section 6 are separate and distinct obligations from one another and in no event shall the Agent enforce the obligations of any Holder against any other Holder. The obligations of the Participation A-1 Holder, the Participation A-2 Holder, the Participation IO A-1 Holder and the Participation IO A-2 Holder under this Section 6 constitute absolute, unconditional and continuing obligations and any such Agent shall be deemed a third party beneficiary of these provisions.

7. Limitation on Liability. None of the Holders shall have any liability to any other Holder with respect to such other Holder’s Participation, except with respect to losses actually suffered due to the gross negligence, willful misconduct or breach of this Agreement on the part of such Holder; provided, however that the Future Funding Lenders shall have the liabilities enumerated herein. The Agent shall not have any liability to any Holder with respect to such Holder’s Participation, except with respect to losses actually suffered due to the gross negligence, willful misconduct or breach of this Agreement on the part of the Agent. Without limiting the foregoing provisions of this Section 7, under no circumstances shall the Agent have any liability arising from any action or inaction to the extent directed by Holders exercising their voting rights hereunder or as a result of any failure by Holders to reach a unanimous decision where a unanimous decision is required as a condition to the Agent’s taking a specified action hereunder.

8. Purchase of Participation A-1 by the Participation A-2 Holder; Purchase of Participation A-2 by the Participation A-1 Holder.

(a) In the event that (a) any payment of principal or interest on the Mortgage Loan becomes ninety (90) or more days delinquent, (b) the Mortgage Loan has been accelerated, (c) the Principal Balance of the Mortgage Loan is not paid at maturity, (d) the Mortgage Loan Borrower files a petition for bankruptcy, (e) the failure of the Holders to provide Unanimous Consent to a Unanimous Decision or (f) the Mortgage Loan Borrower shall have failed to satisfy a condition for a Future Funding Advance and, pursuant to Section 29(c) hereof, the waiver of such condition requires the approval of all of the Future Funding Lenders, and all of the Future Funding Lenders have not granted such approval (each such event, a “Repurchase Option Event”), then the Agent shall provide notice (a “Repurchase Option Notice”) to Participant A-1 Holder and Participant A-2 Holder of the occurrence of a Repurchase Option Event.

(b) Following the receipt of a Repurchase Option Notice, the Participation A-2 Holder shall have the right, prior to any other party, but subject to the Intercreditor Agreement and the provisions of Section 8(c) hereof, to purchase Participation A-1 on the following terms and conditions: (i) Participation A-2 Holder shall exercise such purchase right by written notice to the Participation A-1 Holder (a “Participation A-2 Holder Repurchase Notice”), given within ninety (90) days following the delivery to the Participation A-2 Holder of the Repurchase Option Notice, (ii) Participation A-2 Holder shall purchase all (but not part) of Participation A-1 at the Defaulted Mortgage Loan A-1 Purchase Price, (iii) upon the delivery of written notice thereof to the Participation A-1 Holder, the Participation A-1 Holder shall sell (and the Participation A-2 Holder shall purchase) Participation A-1 at the Defaulted Mortgage Loan A-1 Purchase Price, on a date (the “Repurchase Date”) not less than ten (10) business days nor more than twenty (20) days after the date of the Participation A-2 Holder Repurchase Notice (but in any event not more than ninety (90) days after delivery to the Participation A-2 Holder of the Repurchase Option Notice), as shall be established by the Participation A-1 Holder and reasonably acceptable to Participation A-2 Holder, (iv) on the Repurchase Date, the Participation A-2 Holder shall also pay all out-of-pocket costs and expenses of the Participation A-1 Holder in connection with such purchase, (v) the Defaulted Mortgage Loan A-1 Purchase Price shall be calculated by the Participation A-1 Holder three (3) business days prior to the Repurchase Date and shall, absent manifest error, be binding upon the Participation A-1 Holder and the Participation A-2 Holder (although Participation A-1 Holder shall provide, solely for informational purposes, reasonably detailed supporting details and backup documentation for such calculation), and (vi) if Participation A-1 Holder and the First Mezzanine Lender are the same Person or Affiliates of each other, Participation A-2 Holder shall cause (A) the Second Mezzanine Lender to exercise its rights under the Intercreditor Agreement to purchase the First Mezzanine Loan for the Senior Junior Loan Purchase Price and in accordance with the other terms and conditions set forth in the Intercreditor Agreement for the purchase by the Second Mezzanine Lender of the First Mezzanine Loan and (B) the closing of such purchase of the First Mezzanine Loan to occur simultaneously with the purchase hereunder of the Participation A-1 by Participation A-2 Holder; provided, however, that if, pursuant to the Intercreditor Agreement, the Second Mezzanine Lender does not then have the right to so purchase the First Mezzanine Loan, then Participation A-1 Holder shall cause the First Mezzanine Lender to consent in writing to such purchase and shall cause First Mezzanine Lender to consummate such purchase notwithstanding the provisions of the Intercreditor Agreement.

(c) Notwithstanding the provisions of Section 8(b) hereof, following receipt of a Repurchase Option Notice or a Participation A-2 Holder Repurchase Notice, the Participation A-1 Holder shall have the right, prior to any other party, to purchase Participation A-2 on the following terms and conditions: (i) Participation A-1 Holder shall exercise such purchase right by written notice to the Participation A-2 Holder (a “Participation A-1 Holder Repurchase Notice”), given within ninety (90) days following the delivery to the Participation A-1 Holder of the Repurchase Option Notice or, if Participation A-2 Holder delivers a Participation A-2 Holder Repurchase Notice, within seven (7) business days following receipt by Participation A-1 Holder of such Participation A-2 Holder Repurchase Notice, (ii) Participation A-1 Holder shall purchase all (but not part) of Participation A-2 at the Defaulted Mortgage Loan A-2 Purchase Price, (iii) upon the delivery of written notice thereof to the Participation A-2 Holder, the Participation A-2 Holder shall sell (and the Participation A-1 Holder shall purchase) Participation A-2 at the Defaulted Mortgage Loan A-2 Purchase Price, on a date (the

“Repurchase Date”) not less than five (5) business days nor more than ten (10) business days after the date of the Participation A-1 Holder Repurchase Notice (but in any event not more than ninety (90) days after delivery to the Participation A-1 Holder of the Repurchase Option Notice), as shall be established by the Participation A-2 Holder and reasonably acceptable to Participation A-1 Holder, (iv) on the Repurchase Date, the Participation A-1 Holder shall also pay all out-of-pocket costs and expenses of the Participation A-2 Holder in connection with such purchase, and (v) the Defaulted Mortgage Loan A-2 Purchase Price shall be calculated by the Participation A-1 Holder three (3) business days prior to the Repurchase Date and shall, absent manifest error, be binding upon the Participation A-1 Holder and the Participation A-2 Holder (although Participation A-1 Holder shall provide, solely for informational purposes, reasonably detailed supporting details and backup documentation for such calculation).

(d) The foregoing options to purchase Participation A-1 or Participation A-2 shall terminate when the Mortgaged Property becomes REO Property.

(e) Notwithstanding any such purchase of Participation A-1 or Participation A-2, Participation IO A-1 and Participation IO A-2 shall remain outstanding and this Agreement shall remain in effect.

9. Representations of the Participation A-1 Holder. The Participation A-1 Holder represents and warrants that the execution, delivery and performance of this Agreement is within its corporate powers, has been duly authorized by all necessary corporate action, and does not contravene the Participation A-1 Holder’s charter or any law or contractual restriction binding upon the Participation A-1 Holder, and that this Agreement is the legal, valid and binding obligation of the Participation A-1 Holder enforceable against it in accordance with its terms. The Participation A-1 Holder further represents and warrants that, as of the date of this Agreement: (i) set forth on Exhibit J attached hereto is a complete list of all of the Mortgage Loan Documents that evidence or secure the Mortgage Loan, (ii) subject to this Agreement, the Participation A-1 Holder is the sole owner of the Mortgage Loan and the Mortgage Loan Documents, and that the Mortgage Loan and the Mortgage Loan Documents have not been mortgaged, pledged, encumbered or assigned, and (iii) to the actual knowledge of the Participation A-1 Holder, the information set forth on Exhibit A to this Agreement is true, complete and correct in all material respects.

10. Representations of the Participation A-2 Holder, the Participation IO A-1 and Participation IO A-2 Holder. The Participation A-2 Holder, the Participation IO A-1 Holder and the Participation IO A-2 Holder each acknowledge that such Holder is acquiring its Participation for its own account in the ordinary course of its business and no other Holder shall have any liability or responsibility to such Holder except as expressly provided herein or for actions that are taken or omitted to be taken by such other Holder that constitute gross negligence or willful misconduct or that constitute a breach of this Agreement. The Participation A-2 Holder, the Participation IO A-1 Holder and the Participation IO A-2 Holder each represent and warrant that the execution, delivery and performance of this Agreement is within their corporate powers, has been duly authorized by all necessary corporate action, and does not contravene such Holder’s charter or any law or contractual restriction binding upon such Holder, and that this Agreement is the legal, valid and binding obligation of such Holder enforceable against such Holder in accordance with its terms. Participation A-2 Holder further represents and warrants that it is a Qualified Transferee.

11. Independent Analyses of the Participation A-2 Holder, the Participation IO A-1 Holder and the Participation IO A-2 Holder; Financial Statements Etc.

(a) The Participation A-2 Holder, the Participation IO A-1 Holder and the Participation IO A-2 Holder acknowledge that such Holder has, independently and without reliance upon any other Holder and based on such documents and information as such Holder has deemed appropriate, made such Holder’s own credit analysis and decision to purchase its Participation. The Participation A-2 Holder, the Participation IO A-1 Holder and Participation IO A-2 Holder hereby acknowledge that no other Holder shall have any responsibility for (i) the collectability of the Mortgage Loan, (ii) the validity, enforceability or legal effect of any of the Mortgage Loan Documents or the title insurance policy or policies or any survey furnished or to be furnished in connection with the origination of the Mortgage Loan, (iii) the validity, sufficiency or effectiveness of the lien created or to be created by the Mortgage Loan Documents, or (iv) the financial condition of the Mortgage Loan Borrower or Guarantor. The Participation A-2 Holder, the Participation IO A-1 Holder and the Participation IO A-2 Holder assume all risk of loss in connection with their respective Participation for reasons other than gross negligence, willful misconduct or breach of this Agreement by another Holder. The Participation A-2 Holder, the Participation IO A-1 Holder and Participation IO A-2 Holder acknowledge that the Mortgage Loan is subject to the Intercreditor Agreement.

(b) Upon written request of the Participation A-1 Holder, the Participation A-2 Holder, the Participation IO A-1 Holder or the Participation IO A-2 Holder to the Participation A-1 Holder, the Agent shall, at the sole cost of the Participation A-1 Holder, the Participation A-2 Holder, the Participation IO A-1 Holder or the Participation IO A-2 Holder, as applicable, provide such Holder with copies of each financial statement and notice delivered by or to the Agent or the Participation A-1 Holder pursuant to or in respect of the terms of the Mortgage Loan Documents. Subject to the terms of the Mortgage Loan Documents, upon the reasonable request of the Participation A-1 Holder, the Participation A-2 Holder, the Participation IO A-1 Holder or the Participation IO A-2 Holder, the Agent shall also deliver to such Holder copies of any other documents relating to the Mortgage Loan, including, without limitation, property inspection reports and loan servicing statements and reports, all at the sole cost of the requesting Holder. In no event shall the Agent or Participation A-1 Holder be obligated to provide to the Participation A-2 Holder, the Participation IO A-1 Holder or the Participation IO A-2 Holder, any information that the Agent or the Participation A-1 Holder concludes in its sole but good faith determination is confidential or which the Agent or the Participation A-1 Holder believes to be of a proprietary or sensitive nature. All such statements, notices, reports and other documents may be delivered in electronic form and at no cost and expense to the requesting Holder to extent that same are delivered to the requesting Holder in electronic form. In addition to the foregoing provisions of this Section 11(b), and subject to Section 9.05 of the Agent Agreement with Midland in effect as of the date of this Agreement, each Holder shall, at its sole cost and expense and with its own employees and upon reasonable prior written notice to Agent, be permitted to review and inspect the Agent’s books and records maintained in respect of the Mortgage Loan.

12. No Creation of a Partnership or Exclusive Purchase Right. Nothing contained in this Agreement, and no action taken pursuant hereto shall be deemed to constitute the Holders of the Participations a partnership, association, joint venture or other entity. Each Holder shall have no obligation whatsoever to offer to any other Holder the opportunity to purchase notes or interests relating to any future loans originated by such Holder or any of its Affiliates, and if any Holder chooses to offer to any other Holder, the opportunity to purchase notes or interests in any future mortgage loans or future mezzanine loans originated by such Holder or its Affiliates, such offer shall be at such purchase price and interest rate as the offering Holder chooses, in its sole and absolute discretion.

13. Not a Security. None of Participation A-1, Participation A-2, Participation IO A-1 or Participation IO A-2 shall be deemed to be a security within the meaning of the Securities Act of 1933 or the Securities Exchange Act of 1934.

14. Transfer of Participations.

(a) Each of the Participation A-1 Holder and Participation A-2 Holder may Transfer all or any portions of its respective Participation to a Qualified Transferee; provided, however, that any portion of the Future Funding Obligations may not be Transferred except as set forth in Section 14(c). Any such transferee must assume in writing the obligations of the Participation A-1 Holder or Participation A-2 Holder, as the case may be (the “Transferring Holder”) hereunder and agree to be bound by the terms and provisions hereof. Such proposed transferee shall also remake each of the representations and warranties contained herein for the benefit of the other Holders. Notwithstanding the foregoing, the Transferring Holder may not Transfer all or any portion of its respective Participation to the Mortgage Loan Borrower or an Affiliate thereof without the prior written consent of the other Holders.

(b) Prior to any Transfer of a Participation by a Transferring Holder, such Transferring Holder shall provide to the Participation A-1 Holder, if the Transferring Holder is Participation A-2 Holder, or the Participation A-2 Holder, if the Transferring Holder is Participation A-1 Holder, a certification that such Transfer will be made in accordance with this Section 14, such certification to include the name and contact information of the Qualified Transferee.

(c) Each of the Participation A-1 Holder and the Participation A-2 Holder shall have the right to transfer all (but not part) of its portion of the Future Funding Obligations to any Person (a) that is a Qualified Transferee and has a long-term unsecured debt rating of “A” or better by the Rating Agencies, or (b) that is a Qualified Transferee whose portion of the Future Funding Obligations is backed or guaranteed in writing (substantially in the form attached hereto as Exhibit H) by a party that has a long-term unsecured debt rating of “A” or better by the Rating Agencies. No other transfer of any portion of the Future Funding Obligations by the Participation A-1 Holder or the Participation A-2 Holder or its successors shall be permitted. Notwithstanding the foregoing, the Future Funding Obligations may not be Transferred to the Mortgage Loan Borrower or any Affiliate thereof without the prior written consent of all the Holders. Any Transfer of the Future Funding Obligations or portions thereof as permitted in this Section 14(c) shall be subject to the following restrictions (i) the transferring Future Funding

Lender pays all reasonable out-of-pocket costs and expenses of the other Holders, (ii) all such Transfers shall be made upon at least seven (7) days’ prior written notice to the Holders, and (iii) a transferee shall (x) execute an assignment and assumption agreement whereby such transferee assumes all or a ratable portion, as the case may be, of the obligations of the transferring Future Funding Lender hereunder with respect to the Future Funding Obligations from and after the date of such assignment, (y) agree in writing to be bound by this Agreement and (z) assume the obligations of the transferring Future Funding Lender under the Mortgage Loan Documents for the benefit of the Mortgage Loan Borrower. Upon the consummation of a Transfer of the Future Funding Obligations or portions thereof, the transferring Person shall be released from all liability arising under this Agreement with respect to the Future Funding Obligations or the portion thereof that was the subject of such Transfer, for the period after the effective date of such Transfer.

(d) For the avoidance of doubt, notwithstanding any Transfer of Participation A-1 or Participation A-2 in accordance with the foregoing provisions of this Section 14, each of Participation A-1 and Participation A-2 shall be and remain a pari passu interest in the Mortgage Loan in the respects set forth in this Agreement.

(e) The Participation IO A-1 Holder may, from time to time in its sole discretion, Transfer all or any of Participation IO A-1 or any interest therein to any Person that is a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act of 1933, as amended, and is not the Mortgage Loan Borrower or an Affiliate thereof.

(f) The Participation IO A-2 Holder may, from time to time in its sole discretion, Transfer all or any of Participation IO A-2 or any interest therein to any Person that is a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act of 1933, as amended, and is not the Mortgage Loan Borrower or an Affiliate thereof.

15. Financing of Participations.

(a) Notwithstanding any other provision hereof but subject to the transfer restrictions relating to the Future Funding Obligations set forth herein, the Participation A-1 Holder consents to the pledge by Participation A-2 Holder or Participation IO A-2 Holder, or any other financing arrangement with respect to Participation A-2 or Participation IO A-2, as may be applicable (a “Pledge”), including without limitation, a financing arrangement in the nature of a repurchase agreement of Participation A-2 or Participation IO A-2, as may be applicable, to any entity (other than the Mortgage Loan Borrower or an Affiliate thereof) that has extended a credit facility to the Participation A-2 Holder or the Participation IO A-2 Holder, as may be applicable, that is (i) a Qualified Transferee, (ii) a financial institution whose long-term unsecured debt is rated at least “A” (or the equivalent) or better by each Rating Agency, on the terms and conditions set forth in this Section 15 or (iii) a Qualified Conduit Lender (such entity, a “Loan Pledgee”). Upon written notice by the Participation A-2 Holder or the Participation IO A-2 Holder, as may be applicable, to the Agent that the Pledge has been effected, the Agent shall acknowledge receipt of such notice and thereafter agrees: (a) that no amendment, modification, waiver or termination of this Agreement shall be effective against Loan Pledgee without the written consent of Loan Pledgee, which consent shall not be unreasonably withheld; (b) that the Agent shall give to Loan Pledgee such estoppel certificate(s) as Loan Pledgee shall reasonably request (provided that copies of any such estoppel certificate(s) shall be in form and substance reasonably satisfactory to the Agent and at the expense of the Participation A-2 Holder or the Participation IO A-2 Holder, as may be applicable); (c) that the Agent shall give to Loan Pledgee copies of any default notice simultaneously with the giving of same to the Participation A-2 Holder or the Participation IO A-2 Holder, as may be applicable; and (d) that, upon written notice (a “Redirection Notice”) to the Agent by Loan Pledgee that the Participation A-2 Holder or the Participation IO A-2 Holder, as may be applicable, is in default, beyond applicable cure periods, under the obligations to the Participation A-2 Holder or the Participation IO A-2 Holder, as may be applicable, to Loan Pledgee pursuant to the applicable credit agreement or repurchase agreement, as applicable, between the Participation A-2 Holder or the Participation IO A-2 Holder, as may be applicable, and Loan Pledgee (which notice need not be joined in or confirmed by the Participation A-2 Holder or the Participation IO A-2 Holder, as may be applicable), and until such Redirection Notice is withdrawn or rescinded by Loan Pledgee, the Agent shall remit to Loan Pledgee and not to the Participation A-2 Holder or the Participation IO A-2 Holder, as may be applicable, any payments that the Agent would otherwise be obligated to pay to the Participation A-2 Holder or the Participation IO A-2 Holder, as may be applicable, from time to time pursuant to this Agreement.

The Participation A-2 Holder and the Participation IO A-2 Holder hereby unconditionally and absolutely release the Agent from any liability to the Participation A-2 Holder or the Participation IO A-2 Holder, as may be applicable, on account of the Agent’s compliance with any Redirection Notice reasonably believed by the Agent to have been delivered by Loan Pledgee. Loan Pledgee shall be permitted to fully exercise its rights and remedies against the Participation A-2 Holder or the Participation IO A-2 Holder, as may be applicable, and realize on any and all collateral granted by the Participation A-2 Holder or the Participation IO A-2 Holder, as may be applicable, Loan Pledgee (and accept an assignment in lieu of foreclosure as to such collateral), in accordance with applicable law; provided that a Loan Pledgee which is not a Qualified Transferee may not take title to such collateral unless it has received consent from the Agent, which consent shall not be unreasonably withheld or delayed. In such event, the Agent shall recognize such Loan Pledgee (and any transferee which is also a Qualified Transferee at any foreclosure or similar sale held by Loan Pledgee or any transfer in lieu of such foreclosure), and its successors and assigns which are Qualified Transferees, as the successor to the rights, remedies and obligations of Participation A-2 Holder or Participation IO A-2 Holder, as may be applicable, under this Agreement and the Mortgage Loan Documents and any such Loan Pledgee or Qualified Transferee shall assume in the writing the obligations of the Participation A-2 Holder or the Participation IO A-2 Holder, as may be applicable, hereunder accruing from and after the date that such Loan Pledgee or Qualified Transferee succeeds to the rights of the Participation A-2 Holder or the Participation IO A-2 Holder, as may be applicable, by foreclosure or otherwise and agrees to be bound by the terms and provisions hereof. The rights of Loan Pledgee under this Section 15 shall remain effective unless and until Loan Pledgee shall have notified the Agent in writing that its interest in the Participation A-2 or the Participation IO A-2, as may be applicable, has terminated.

(b) Notwithstanding any other provision hereof but subject to the transfer restrictions relating to the Future Funding Obligations set forth herein, the Participation A-2 Holder consents to the pledge by the Participation A-1 Holder or the Participation IO A-1 Holder, or any other financing arrangement with respect to Participation A-1 or the Participation

IO A-1 Holder, as may be applicable (a “Pledge”), including without limitation, a financing arrangement in the nature of a repurchase agreement of Participation A-1 or the Participation IO A-1 Holder, as may be applicable, to any entity (other than the Mortgage Loan Borrower or an Affiliate thereof) that has extended a credit facility to the Participation A-1 Holder or the Participation IO A-1 Holder, as may be applicable, that is (i) a Qualified Transferee, (ii) a financial institution whose long-term unsecured debt is rated at least “A” (or the equivalent) or better by each Rating Agency, on the terms and conditions set forth in this Section 15 or (iii) a Qualified Conduit Lender (such entity, a “Loan Pledgee”). Upon written notice by the Participation A-1 Holder or the Participation IO A-1 Holder, as may be applicable, to the Agent that the Pledge has been effected, the Agent shall acknowledge receipt of such notice and thereafter agrees: (a) that no amendment, modification, waiver or termination of this Agreement shall be effective against Loan Pledgee without the written consent of Loan Pledgee, which consent shall not be unreasonably withheld; (b) that the Agent shall give to Loan Pledgee such estoppel certificate(s) as Loan Pledgee shall reasonably request (provided that copies of any such estoppel certificate(s) shall be in form and substance reasonably satisfactory to the Agent and at the expense of the Participation A-1 Holder or the Participation IO A-1 Holder, as may be applicable); (c) that the Agent shall give to Loan Pledgee copies of any default notice simultaneously with the giving of same to the Participation A-1 Holder or the Participation IO A-1 Holder, as may be applicable; and (d) that, upon written notice (a “Redirection Notice”) to the Agent by Loan Pledgee that the Participation A-1 Holder or the Participation IO A-1 Holder, as may be applicable, is in default, beyond applicable cure periods, under the obligations of Participation A-1 Holder or the Participation IO A-1 Holder, as may be applicable, to Loan Pledgee pursuant to the applicable credit agreement or repurchase agreement, as applicable, between the Participation A-1 Holder or the Participation IO A-1 Holder, as may be applicable, and Loan Pledgee (which notice need not be joined in or confirmed by the Participation A-1 Holder or the Participation IO A-1 Holder, as may be applicable), and until such Redirection Notice is withdrawn or rescinded by Loan Pledgee, the Agent shall remit to Loan Pledgee and not to the Participation A-1 Holder or the Participation IO A-1 Holder, as may be applicable, any payments that the Agent would otherwise be obligated to pay to the Participation A-1 Holder or the Participation IO A-1 Holder, as may be applicable, from time to time pursuant to this Agreement.

The Participation A-1 Holder and the Participation IO A-1 Holder hereby unconditionally and absolutely release the Agent from any liability to the Participation A-1 Holder or the Participation IO A-1 Holder, as may be applicable, on account of the Agent’s compliance with any Redirection Notice reasonably believed by the Agent to have been delivered by Loan Pledgee. Loan Pledgee shall be permitted to fully exercise its rights and remedies against the Participation A-1 Holder or the Participation IO A-1 Holder, as may be applicable, and realize on any and all collateral granted by the Participation A-1 Holder or the Participation IO A-1 Holder, as may be applicable, to Loan Pledgee (and accept an assignment in lieu of foreclosure as to such collateral), in accordance with applicable law; provided that a Loan Pledgee which is not a Qualified Transferee may not take title to such collateral unless it has received consent from the Agent, which consent shall not be unreasonably withheld or delayed. In such event, the Agent shall recognize such Loan Pledgee (and any transferee which is also a Qualified Transferee at any foreclosure or similar sale held by Loan Pledgee or any transfer in lieu of such foreclosure), and its successors and assigns which are Qualified Transferees, as the successor to the rights, remedies and obligations of the Participation A-1 Holder or the

Participation IO A-1 Holder, as may be applicable, under this Agreement and the Mortgage Loan Documents and any such Loan Pledgee or Qualified Transferee shall assume in the writing the obligations of the Participation A-1 Holder hereunder accruing from and after the date that such Loan Pledgee or Qualified Transferee succeeds to the rights of the Participation A-1 Holder or the Participation IO A-1 Holder, as may be applicable, by foreclosure or otherwise and agrees to be bound by the terms and provisions hereof. The rights of Loan Pledgee under this Section 15 shall remain effective unless and until Loan Pledgee shall have notified the Agent in writing that its interest in the Participation A-1 or the Participation IO A-1, as may be applicable, has terminated.

16. Other Business Activities of the Holders. Each Holder acknowledges that each other Holder may make loans or otherwise extend credit to, and generally engage in any kind of business with, any Affiliate of the Mortgage Loan Borrower (“Mortgage Loan Borrower Related Parties”), and receive payments on such other loans or extensions of credit to Mortgage Loan Borrower Related Parties and otherwise act with respect thereto freely and without accountability in the same manner as if this Agreement and the transactions contemplated hereby were not in effect.

17. Certain Powers of the Participation A-1 Holder.

(a) Subject to Section 2(j), Sections 18, Section 29 and Section 30 of this Agreement, and except as otherwise provided in this Agreement, the Participation A-1 Holder (or any Agent acting on behalf of the Participation A-1 Holder (but only to the extent of the administration and servicing of the Mortgage Loan (except during any time periods during which the Mortgage Loan is a Specially Serviced Loan) in accordance with the applicable Agent Agreement) shall have the sole and exclusive authority with respect to the administration of the Mortgage Loan and the exercise of rights and remedies with respect to the Mortgage Loan, including, without limitation, the sole and exclusive authority to (i) modify or waive any of the terms of the Mortgage Loan Documents, (ii) consent to any action or failure to act by the Mortgage Loan Borrower or any party to the Mortgage Loan Documents, (iii) vote all claims with respect to the Mortgage Loan (except for the claims in respect of the Participation A-2) in any bankruptcy, insolvency or other similar proceedings, (iv) determine whether Mortgage Loan Borrower has satisfied the conditions set forth in the Mortgage Loan Documents for all or any portion of any requested advance of the Future Funding Obligations and the actual amount of any advance of the Future Funding Obligations, and to waive any such conditions in respect of any request for an advance of the Future Funding Obligations, (v) determine the amount of any payment of interest (including, without limitation any default interest), late charges, prepayment premiums, yield maintenance payments, extension fees, net sales proceeds from the sale of Condominium Units, net proceeds from the grant of a Condominium License, and reserve fund payments for taxes, insurance premiums and other amounts required to be made by or on behalf Mortgage Loan Borrower, (vi) determine whether there exists, and the amount of, any “Shortfall” (as defined in the Mortgage Loan Documents), (vii) determine whether or not to make, and the amount of, any Protective Advance and (viii) to take legal action to enforce or protect the Holders’ interests with respect to the Mortgage Loan or to refrain from exercising any powers or rights under the Mortgage Loan Documents, including the right at any time to call or waive any Events of Default, or accelerate or refrain from accelerating the Mortgage Loan or institute any foreclosure action, and subject to the terms and conditions of this Agreement, including, without limitation, Section 18 hereof, the Participation A-2 Holder, the Participation IO A-1 Holder and the Participation IO A-2 Holder shall have no voting, consent or other rights whatsoever with respect to the administration of, or exercise of their rights and remedies with respect to, the Mortgage Loan by the Participation A-1 Holder (or any Agent acting on behalf of the Participation A-1 Holder in accordance with the terms of the applicable Agent Agreement). Except as otherwise provided in this Agreement, the Participation A-2 Holder, the Participation IO A-1 Holder and the Participation IO A-2 Holder agree that they shall have no right to, and hereby presently and irrevocably assign and convey to the Participation A-1 Holder ( or any such Agent), the rights, if any, that each of the Participation A-2 Holder, the Participation IO A-1 Holder and Participation IO A-2 Holder has to, (A) call or cause the Participation A-1 Holder (or any such Agent) to call an Event of Default under the Mortgage Loan, or (B) exercise any remedies with respect to the Mortgage Loan or the Mortgage Loan Borrower, including, without limitation, filing or causing the Participation A-1 Holder (or any such Agent) to file any bankruptcy petition against the Mortgage Loan Borrower. Subject to the terms and conditions of this Agreement, the Participation A-2 Holder, the Participation IO A-1 Holder and the Participation IO A-2 Holder shall, from time to time, execute such documents as the Participation A-1 Holder (or any such Agent) shall reasonably require to evidence such assignment with respect to the rights described in clause (iii) of the first sentence in this Section 17(a). Subject to Section 18, the Participation A-2 Holder, the Participation IO A-1 Holder and the Participation IO A-2 Holder each acknowledge that Participation A-1 Holder (or any such Agent) may in its sole discretion exercise, or omit to exercise, any rights that the Participation A-1 Holder may have under this Agreement in a manner that may be adverse to the interests of the Participation A-2 Holder, the Participation IO A-1 Holder and Participation IO A-2 Holder and that Participation A-1 Holder (or any such Agent) shall have no liability whatsoever to the Participation A-2 Holder, the Participation IO A-1 Holder and the Participation IO A-2 Holder, other than as set forth in Section 2(j) and Section 7 hereof, in connection with exercise of rights by the Participation A-1 Holder or any omission by the Participation A-1 Holder to exercise such rights. Participation A-1 Holder (and any such Agent) shall not have any fiduciary duty to the Participation A-2 Holder, the Participation IO A-1 Holder or the Participation IO A-2 Holder in connection with the administration of the Mortgage Loan.

(b) The Participation A-1 Holder (and any Agent acting on its behalf) may rely on the advice of legal counsel, accountants and other experts (including, without limitation, those retained by the Mortgage Loan Borrower) and upon any written communication or telephone conversation which the Participation A-1 Holder (or any such Agent) believes to be genuine and correct or to have been signed, sent or made by the proper Person.

(c) Each of the Participation A-2 Holder, the Participation IO A-1 Holder and the Participation IO A-2 Holder) acknowledges that the Participation A-1 Holder (or any Agent acting on its behalf) may exercise, or omit to exercise, any rights that the Participation A-1 Holder (or any Agent acting on its behalf) may have under this Agreement (subject to the Servicing Standard) in a manner that may be adverse to the interests of the Participation A-2 Holder, the Participation IO A-1 Holder or the Participation IO A-2 Holder and that except as otherwise set forth herein the Participation A-1 Holder (or any Agent acting on its behalf) shall have no liability whatsoever to the Participation A-2 Holder, the Participation IO A-1 Holder or the Participation IO A-2 Holder in connection with the exercise by the Participation A-1 Holder (or any Agent acting on its behalf) of rights or any omission by the Participation A-1 Holder (or any Agent acting on its behalf) to exercise such rights taken or made in accordance with the terms hereof.

18. Certain Consent Rights of the Participation A-2 Holder, the Participation IO A-1 Holder and the Participation IO A-2 Holder.

(a) Notwithstanding the provisions of Section 17 of this Agreement, the Participation A-1 Holder (and any Agent acting on its behalf), on matters other than those requiring Unanimous Consent pursuant to Section 18(b) of this Agreement, shall consult with Participation A-2 Holder, the Participation IO A-1 Holder and the Participation IO A-2 Holder at any time upon any such Holder’s reasonable request concerning the Mortgage Loan, the Mortgage Loan Borrower and the Mortgaged Property. Such consultation shall not, however, be deemed to constitute any right of approval or consent or to limit the authority granted to the Participant A-1 Holder in Section 17 of this Agreement.

(b) Notwithstanding the provisions of Section 17 of this Agreement, the Participation A-1 Holder (and any Agent acting on its behalf) may not, without Unanimous Consent, take any of the following actions (“Unanimous Decisions”):

(i) any material modification or waiver of a monetary term of the Mortgage Loan or the Mortgage Loan Documents and any modification of, or waiver with respect to, the Mortgage Loan or the Mortgage Loan Documents that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or extension fee payable thereon or a deferral or a forgiveness of interest on or principal of the Mortgage Loan or a modification or waiver of any other monetary term of the Mortgage Loan or the Mortgage Loan Documents relating to the timing or amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the Mortgage Loan Documents or a modification or waiver of any provision of the Mortgage Loan or the Mortgage Loan Documents that restricts the Mortgage Loan Borrower or its equity owners from incurring additional indebtedness, any consent to the placement of additional liens encumbering the Mortgaged Property or the direct or indirect ownership interests in Borrower or to the incurring of additional indebtedness at any level or tier of direct or indirect ownership interests in Borrower, or any modification or waiver with respect to the obligation to fund all Shortfalls (as defined in the Mortgage Loan Documents), to deposit or maintain reserves or escrows or to the amounts required to be deposited therein or any establishment of additional material reserves not expressly provided for in the Mortgage Loan Documents on the date hereof;

(ii) except as expressly set forth herein, any modification of, or waiver with respect to, the Mortgage Loan that would result in a discounted pay-off of the Mortgage Loan (as compared to the amount owed in accordance with the Mortgage Loan Documents);

(iii) any proposed or actual sale of the Mortgaged Property (other than in connection with the sale of Units (as defined in the Mortgage Loan documents) for less than the Par Purchase Price;

(iv) any substitution or release of the Mortgaged Property or any other collateral for the Mortgage Loan (other than in connection with the sale of Condominium Units and other than in accordance with the terms of, or upon satisfaction of, the Mortgage Loan);

(v) any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to the Mortgage Loan;

(vi) any release of the Mortgage Loan Borrower or Guarantor from liability with respect to the Mortgage Loan or any waiver of any of the material obligations of Guarantor under any guaranty or indemnity agreement given by Borrower or Guarantor in connection with the Mortgage Loan;

(vii) any acceptance of an assumption agreement releasing the Mortgage Loan Borrower or Guarantor from liability under the Mortgage Loan;

(viii) any increase of the principal amount of the Mortgage Loan (other than the making of (A) any Protective Advance that the Participation A-1 Holder is permitted to determine to make pursuant to Section 29(a) or (B) any Future Funding Advance);

(ix) the making of any Protective Advance that the Participation A-1 Holder is not permitted to determine to make pursuant to Section 29(a);

(x) grant Borrower approval or consent for any amendment or modification of any of the Condominium Documents;

(xi) any amendment or modification of the terms of this Agreement, the Intercreditor Agreement or the Loan Coordination Agreement;

(xii) any waiver in respect of the Mortgage Loan under the Intercreditor Agreement or the Loan Coordination Agreement; or

(xiii) any decision under Section 30 that requires the consent or approval of both the Participation A-1 Holder and the Participation A-2 Holder.

(c) Each request by Participation A-1 Holder (or any Agent acting at the direction of Participation A-1 Holder) to another Holder for consent or approval to a Unanimous Decision shall be made in writing by a notice in capitalized, bold faced 14 point type containing the following statement at the top of the first page: “THIS IS A REQUEST FOR CONSENT OR APPROVAL FOR A UNANIMOUS DECISION UNDER SECTION 18 OF THE PARTICIPATION AGREEMENT IN RESPECT OF 415 GREENWICH STREET, NEW YORK, NEW YORK. IF THE HOLDER FAILS TO APPROVE OR DISAPPROVE THE ENCLOSED REQUEST FOR CONSENT OR APPROVAL FOR A UNANIMOUS DECISION WITHIN TEN (10) DAYS, THEN THE HOLDER SHALL BE DEEMED TO HAVE

APPROVED OR CONSENTED TO THE UNANIMOUS DECISION, THE PARTICIPATION A-1 HOLDER (OR THE AGENT ACTING ON ITS BEHALF), AS THE CASE MAY BE, MAY TAKE OR PERFORM THE REQUESTED UNANIMOUS DECISION,” If the Holder fails to either approve or reject the Unanimous Decision Action within such ten (10) day period after receipt of such notice (approval or rejection by notice by facsimile on the same day being acceptable), then such Holder shall be deemed to have disapproved such request for such Unanimous Decision and the Participation A-1 Holder (or any Agent acting at the direction of Participation A-1 Holder) may not take or perform the requested Unanimous Decision; provided that, in the event that the Participation A-1 Holder (or any Agent acting at the direction of Participation A-1 Holder) determines in accordance with the Servicing Standard that immediate action is necessary to protect the interests of the Participation A-1 Holder, the Participation A-2 Holder, the Participation IO A-1 Holder and the Participation IO A-2 Holder (as a collective whole), the Participation A-1 Holder (or such Agent acting at the direction of Participation A-1 Holder) may take any such action without waiting for the response of the Holder; and provided, further, that, upon the request of the Holder during the ten (10) day period referred to above, the Participation A-1 Holder (or such Agent acting at the direction of Participation A-1 Holder) shall consult with such Holder regarding its views as to the proposed action (but may, in its sole discretion, reject any advice or direction from such Holder).

(d) The Agent shall notify the other Holders within five business days after the Participation A-1 Holder or the Agent receives or obtains notice that the Mortgaged Property or the Mortgage Loan Borrower is subject to any bankruptcy or insolvency proceeding.

(e) The Agent shall notify the other Holders of any release or substitution of collateral for the Mortgage Loan even if such release or substitution is in accordance with the Mortgage Loan.

(f) The Participation A-1 Holder and the Agent will have no liability to the other Holders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment, even if same is adverse to the interest of the other Holders; provided, however, that the Participation A-1 Holder and the Agent will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

(g) The Agent shall provide the Participation A-1 Holder, the Participation A-2 Holder, the Participation IO A-1 Holder and the Participation IO A-2 Holder with a copy of any notice or report required to be delivered (upon request or otherwise) by such party to the Participation A-1 Holder or the Agent.

(h) Upon determining that an “Event of Default” has occurred under any of the Mortgage Loan Documents, the Agent shall promptly notify each Holder of such Event of Default.

19. Governing Law; Waiver of Jury Trial. THIS AGREEMENT AND THE RESPECTIVE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF RELATING TO THIS AGREEMENT.

20. Modifications. This Agreement shall not be modified, cancelled or terminated except by an instrument in writing signed by the parties hereto.

21. Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Agent is an intended third-party beneficiary of this Agreement, and, to the extent expressly provided in Section 15, each Loan Pledgee is an intended third-party beneficiary of this Agreement. Except as provided in Section 6 and the preceding sentence, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party hereto.

22. Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts shall together constitute one and the same instrument.

23. Captions. The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of the paragraphs and shall not be given any consideration in the construction of this Agreement.

24. Notices. All notices required hereunder shall be given by (i) telephone (confirmed in writing) or shall be in writing and personally delivered, (ii) sent by facsimile transmission if the sender on the same day sends a confirming copy of such notice by reputable overnight delivery service (charges prepaid), (iii) reputable overnight delivery service (charges prepaid) or (iv) certified United States mail, postage prepaid, return receipt requested, and addressed to the respective parties at their addresses set forth on Exhibit B hereto, or at such other address as any party shall hereafter inform the other party by written notice given as aforesaid. All written notices so given shall be deemed effective upon receipt.

25. Custody of Mortgage Loan Documents. The originals of all of the Mortgage Loan Documents will be held by the Participation A-1 Holder on behalf of all of the Holders.

26. Withholding Taxes.

(a) If the Agent or the Mortgage Loan Borrower shall be required by law to deduct and withhold Taxes from interest, fees or other amounts payable to any Holder with respect to the Mortgage Loan as a result of such Holder constituting a Non-Exempt Person, the Agent shall be entitled to effect such deduction and withholding with respect to the interest of such Holder in such payment (all withheld amounts being deemed paid to such Holder), provided that Agent shall furnish such Holder with a statement setting forth the amount of Taxes withheld, the applicable rate and other information which may reasonably be requested for purposes of assisting such Holder to seek any allowable credits or deductions for the Taxes so withheld in each jurisdiction in which such Holder is subject to tax.

(b) Each Holder shall and hereby agrees to indemnify Agent against and hold Agent harmless from and against any Taxes, interest, penalties and attorneys’ fees and disbursements arising or resulting from any failure of Agent to withhold Taxes from payment made to such Holder in reliance upon any representation, certificate, statement, document or instrument made or provided by such Holder in connection with the obligation of Agent to withhold Taxes from payments made to such Holder, it being expressly understood and agreed that (i) Agent shall be absolutely and unconditionally entitled to accept any such representation, certificate, statement, document or instrument as being true and correct in all respects and to fully rely thereon without any obligation or responsibility to investigate or to make any inquiries with respect to the accuracy, veracity, correctness or validity of the same and (ii) such Holder, shall, upon request of Agent and at its sole cost and expense, defend any claim or action relating to the foregoing indemnification using counsel selected by the Agent. For the avoidance of doubt, no Holder shall be required to indemnify Agent for any matter under this subparagraph (b) that relates to any other Holder.

(c) Each Holder represents severally, as to itself only, to the Agent (for the benefit of the Mortgage Loan Borrower) that it is not a Non-Exempt Person and that neither the Agent nor the Mortgage Loan Borrower is obligated under applicable law to withhold Taxes on sums paid to such representing Holder with respect to the Mortgage Loan or otherwise pursuant to this Agreement. Contemporaneously with the execution of this Agreement and from time to time as necessary during the term of this Agreement, each Holder shall deliver to the Agent evidence satisfactory to the Agent substantiating that it is not a Non-Exempt Person and that the Agent is not obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise under this Agreement. Without limiting the effect of the foregoing, (i) if any Holder is created or organized under the laws of the United States, any state thereof or the District of Columbia, it shall satisfy the requirements of the preceding sentence by furnishing to the Agent an Internal Revenue Service Form W-9 and (ii) if any Holder is not created or organized under the laws of the United States, any state thereof or the District of Columbia, and if the payment of interest or other amounts by the Mortgage Loan Borrower is treated for United States income tax purposes as derived in whole or part from sources within the United States, such Holder shall satisfy the requirements of the preceding sentence by furnishing to the Agent Internal Revenue Service Form W-8ECI, Form W-8IMY (with appropriate attachments) or Form W-8BEN, or successor forms, as may be required from time to time, duly executed by such Holder, as evidence of the exemption of such Holder from the withholding of United States tax with respect thereto. The Agent shall not be obligated to make any payment hereunder to any Holder or otherwise until such Holder shall have furnished to the Agent the requested forms, certificates, statements or documents.

For purposes of this Section 26, (i) “Non-Exempt Person” shall mean any Person other than a Person who is either (i) a U.S. Person or (ii) has on file with the Agent for the relevant year such duly-executed form(s) or statement(s) which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (A) any income tax treaty between the United States and the country of residence of such Person, (B) the Code or (C) any applicable rules or regulations in effect under clauses (A) or (B) above, permit the Agent to make such payments free of any obligation or liability for withholding; and (ii) “Taxes” shall mean any income or other taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, now or hereafter imposed by any jurisdiction or by any department, agency, state or other political subdivision thereof or therein.

27. Waiver. Participation A-2 Holder, Participation IO A-1 Holder and Participation IO A-2 Holder each expressly and irrevocably waives for itself and any Person claiming through or under such Holder any and all rights that it may have under Section 1315 of the New York Real Property Actions and Proceedings Law or the provisions of any similar law which purports to give a junior loan participant the right to initiate any loan enforcement or foreclosure proceedings.

28. Registration of Participations. The Agent shall keep or cause to be kept at the Agent Office books (the “Participation Register”) for the registration and transfer of each Participation. The Participation Register shall contain the name and address of the holder of each Participation and the name and address of any transferee of each Participation, together with wire instructions for such holder or transferee, of which the Agent has received notice, and the form of a copy of any written assumption agreement referred to in Section 14(a), shall be registered in the Participation Register. The Person in whose name a Participation is so registered shall be deemed and treated as the sole owner and holder thereof for all purposes of this Agreement. Any transfer of a Participation (or any portion thereof) hereunder shall be recorded on the Participation Register. If requested by any assignee of a Participation (or a portion thereof), one or more definitive certificates substantially in the form of Exhibit D, Exhibit E, Exhibit F or Exhibit G hereto, as may be applicable, shall be issued by the Agent to such assignee. If, subsequent to the issuance of any Participation Certificate(s) in accordance with the terms of this Section 28, any Holder effects a Transfer in accordance with Section 14 hereof, at the written request of the transferring Holder (or any transferee of all or any portion of the applicable Participation), the Agent, within ten (10) Business Days after the requesting Holder’s written request therefor, shall issue to the requesting Person and to such transferee(s) one (1) or more substitute certificates (each, in substantially the form annexed hereto as Exhibit D, Exhibit E, Exhibit F or Exhibit G , as may be applicable), reflecting the ownership interest of such Person(s), and the applicable Holder shall reimburse the Agent for the Agent’s reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by the Agent in connection with the terms of this Section 28. Upon request of any Holder, the Agent shall provide to such Holder the names and addresses of any other Holder.

29. Future Funding Obligations.

(a) Funding Specified Advances. All future fundings to be made under the Future Funding Obligations and all Protective Advances shall be the sole responsibility of the Future Funding Lenders and shall be made in accordance with the Mortgage Loan Agreement (in respect of Future Funding Advances) and this Agreement (with respect to Future Funding Advances and Protective Advances). The Future Funding Lenders hereby agree to take all action in connection with the exercise of its rights and obligations in respect of the Future Funding Advances and Protective Advances to be made pursuant to Sections 29(a), 29(b) or 29(c), and Section 30, including, without limitation, the review of a Mortgage Loan Borrower request for a Future Funding Advance, the approval of a Future Funding Advance and the waiver of any conditions precedent to a Future Funding Advance, in a manner consistent with customary and usual standards of practice of prudent institutional construction loan lenders servicing and administering construction loans for third parties or for their own account (the “Accepted Construction Lender Practices”). Notwithstanding the foregoing provisions of this Section 29(a), however, so long as Participation A-1 Holder is a Future Funding Lender, then Participation A-1 Holder shall have the sole right, on behalf of all of the Future Funding Lenders, to determine (x) whether Mortgage Loan Borrower has satisfied the conditions set forth in the Mortgage Loan Documents for all or any portion of any requested Future Funding Advance and the actual amount of any Future Funding Advance and (y) whether to make, and the amount of, any Protective Advance (provided, however, that, as a condition to the making of such Protective Advance, (A) the Mortgage Loan Documents provide that Mortgage Loan Borrower is required to reimburse the Future Funding Lenders for such Protective Advance or that such Protective Advance shall be secured by the liens of the Mortgage Loan Documents on the Mortgaged Property or (B) the Future Funding Lenders are entitled by applicable law to obtain reimbursement from the Mortgage Loan Borrower or from the Mortgaged Property for such Protective Advance; provided, further, however, that the immediately preceding proviso clause shall not be applicable to Protective Advances required to be made pursuant to Section 30), and any such determination by Participation A-1 Holder shall be binding on all of the Future Funding Lenders. The transfer of the Future Funding Obligations may only be made in accordance with the provisions of Section 14.

(b) Advance Conditions Met. In the event that the Participation A-1 Holder or, if the Participation A-1 Holder is not a Future Funding Lender, the Future Funding Lenders have determined (x) that all conditions under the terms of the Loan Agreement for a Future Funding Advance under the Future Funding Obligations have been met by the Mortgage Loan Borrower or (y) to make a Protective Advance, then the Future Funding Lender shall be required to fund such Future Funding Advance or Protective Advance in accordance with the terms of the Loan Agreement and this Agreement and shall not require the consent of the Participation IO A-1 Holder, the Participation IO A-2 Holder or any other Holder that is not a Future Funding Lender to fund such Future Funding Advance or Protective Advance. The procedures for funding any such Future Funding Advance are as follows:

(i) On or before noon (New York City time) on each date required for a Future Funding Advance or a Protective Advance, each Future Funding Lender shall deposit with the Agent or such other party as the Agent may direct by wire transfer, in accordance with wire transfer instructions provided by the Agent to such Future Funding Lender, such Lender’s Future Funding Obligations Percentage of such Future Funding Advance or Protective Advance.

(ii) The Agent shall provide each Future Funding Lender with notice of each such Future Funding Advance or such Protective Advance not later than noon (New York City time) two (2) business days prior to the proposed date of such advance. Each such notice of a Future Funding Advance or a Protective Advance shall include a specification of the date of such proposed Future Funding Advance or Protective Advance (which shall be a business day) and the amount of such proposed Future Funding Advance or Protective Advance, and portions of Mortgage Loan Borrower’s request for such proposed advance that summarize or otherwise describe, in pertinent part, the nature of such request for any such Future Funding Advance.

(iii) Unless any Future Funding Lender shall have notified the Agent in writing prior to the date of any Future Funding Advance or any Protective Advance that such Future Funding Lender will not make available its Future Funding Obligations Percentage of such Future Funding Advance or Protective Advance, the Agent and the Participation A-1 Holder may assume that such Future Funding Lender has made the appropriate amount available in accordance with the Mortgage Loan Documents and this Agreement, and the Participation A-1 Holder may (but shall not be obligated to), in reliance upon such assumption, make available to or for the benefit of the Mortgage Loan Borrower a corresponding amount or to expend a corresponding amount in respect of a Protective Advance. If any Future Funding Lender fails to make available its Future Funding Obligations Percentage of any Future Funding Advance or such Protective Advance, then the Participation A-1 Holder shall have the rights and remedies provided in this Agreement, including, without limitation, the rights and remedies provided under this Agreement and at law or in equity.

(iv) If the Participation A-1 Holder is not a Future Funding Lender, then the rights of the Participation A-1 Holder in the preceding paragraph (iii) shall be held and performed by the Future Funding Lender that has the greatest Future Funding Obligations Percentage.

(c) Advance Conditions Not Met. In the event that the Mortgage Loan Borrower shall have failed to satisfy a condition for a Future Funding Advance, the Participation A-1 Holder may determine to waive such condition and to require the Future Funding Lenders to fund such Future Funding Advance notwithstanding the failed condition, except that, if the Participation A-1 Holder is no longer a Future Funding Lender, the waiver of any of the following conditions shall require the approval of all of the Future Funding Lenders:

(i) the Mortgage Loan Borrower has failed to invest sufficient equity in the project being constructed at the Mortgaged Property such that there exists an unfunded Shortfall in excess of $10,000,000 (i.e., the project is “out of balance” by more than $10,000,000);

(ii) the project being constructed at the Mortgaged Property is not being constructed substantially in accordance with approved plans and specifications in any material respect (except for change orders permitted by the Mortgage Loan Documents without the lender’s consent) or is being constructed in any manner which materially increases the time required to complete the project; or

(iii) the existence of an Event of Default under the Mortgage Loan Documents.

With respect to clause (ii) above, the following factors shall be considered in determining whether a deviation from approved plans and specifications is “material”: (a) a reduction in income from or proceeds of sale of the Mortgaged Property and (b) an increase in cost or budget of the project; provided, however, that any increase in cost or budget of the project being constructed at the Mortgaged Property that would not constitute a Unanimous Decision and therefore would not require an approval of the Future Funding Lenders pursuant to Section 18 shall not be deemed “material” for the purposes of this Section 29.

(d) Defaulting Future Funding Lender. If a Future Funding Lender (a “Defaulting Future Funding Lender”) defaults in making its portion of any Future Funding Advance or any Protective Advance payable by such Future Funding Lender hereunder, the amount of such portion, together with interest thereon at the Default Rate from the date such amount was due until repaid (such sum and interest thereon as aforesaid referred to, collectively, as the “Future Funding Lender Default Obligation”) shall be payable by the Defaulting Future Funding Lender (a) to any Future Funding Lender(s) that elect, at its or their sole option (and with no obligation to do so), to fund the amount which the Defaulting Future Funding Lender failed to fund or (b) to any other Holder that, under the terms of this Agreement, is entitled to reimbursement from the Defaulting Future Funding Lender for the amounts advanced or expended. Notwithstanding any provision hereof to the contrary, until such time as a Defaulting Future Funding Lender has repaid the Future Funding Lender Default Obligation in full, all amounts which would otherwise be distributed to the Future Funding Defaulting Lender shall instead be applied first to repay the Future Funding Lender Default Obligation (to be applied first to interest at the Default Rate and then to principal) until the Future Funding Lender Default Obligation has been repaid in full (whether by such application or by cure by the Defaulting Future Funding Lender), whereupon such Future Funding Lender shall no longer be a Defaulting Future Funding Lender. Any interest collected from or on behalf of the Mortgage Loan Borrower on account of principal advanced by any Future Funding Lender(s) on behalf of a Defaulting Future Funding Lender shall be paid to the Future Funding Lender(s) that made such advance and shall be credited against the Defaulting Future Funding Lender’s obligation to pay interest on the amount advanced at the Default Rate. In addition to the foregoing, a Defaulting Future Funding Lender shall have no rights whatsoever under Section 18, whether in respect of consultation with Participation A-1 Holder or to approve or consent to a Unanimous Decision or otherwise. The provisions of this Section 29(d) shall apply and be effective regardless of whether an Event of Default occurs and is then continuing, and notwithstanding (i) any other provision of this Agreement to the contrary, (ii) any instructions of the Mortgage Loan Borrower as to its desired application of payments (except that application of payments shall be consistent with and subject to the provisions of the Mortgage Loan Documents) or (iii) the suspension of such Defaulting Future Funding Lender’s right to vote, approve or consent on matters that are Unanimous Decisions. Any amounts to be paid to such Future Funding Defaulting Lender in a court of competent jurisdiction shall be withheld or setoff against, and applied to, as necessary in order to recover the Future Funding Lender Default Obligation and, to the extent such recovery would not fully compensate the Future Funding Lenders and the other Holders for the breach of this Agreement by the Defaulting Future Funding Lender, to collect damages. In addition, the Defaulting Future Funding Lender shall indemnify, defend and hold the Participation A-1 Holder and each of the other Future Funding Lenders and the other Holders harmless from and against any and all claims, actions, liabilities, damages, costs and expenses (including, without limitation, attorneys’ fees and expense), plus interest thereon at the Default Rate, for funds advanced by the Participation A-1 Holder or any other Future Funding Lender or any other Holder on account of the Defaulting Future Funding Lender or any other damages such entities may sustain or incur by reason of or as a direct consequence of the Defaulting Future Funding Lender’s failure or refusal to abide by its obligations under this Agreement.

30. Ownership of REO Property.

(a) If all or any portion of the Mortgaged Property becomes REO Property, whether through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise, the Mortgaged Property or such portion thereof shall be acquired on behalf and in the name of the Participation A-1 Holder for the benefit of the Participation A-1 Holder and the Participation A-2 Holder. Unless the Participation A-1 Holder and the Participation A-2 Holder agree otherwise, the REO Property shall be operated, maintained, managed and disposed of as provided in this Section 30.

(b) If the construction of the REO Property has not been completed, such construction shall be completed in accordance with the plans and specifications described in the Mortgage Loan Documents. Following the completion of such construction, the REO Property shall be owned and operated as multi-family facility and condominium with a view towards selling the Condominium Units.

(c) Prior to acquiring title to the REO Property, the Participation A-1 Holder and the Participation A-2 Holder shall consult with each other and shall agree upon an independent site property manager, experienced in the construction, operation and sale of multi-family condominium facilities similar to the REO Property (the “Property Manager”). Participation A-1 Holder shall retain the Property Manager to complete the construction of and operate the REO Property, and sell the Condominium Units, on behalf of the Participation A-1 Holder and the Participation A-2 Holder pursuant to a property management agreement acceptable to the Participation A-1 Holder and the Participation A-2 Holder (the “Management Agreement”), and shall supervise the Property Manager in a manner consistent with prudent institutional investment practices.

(d) Not later than forty-five (45) days following the acquisition of title to the REO Property, Participation A-1 Holder shall prepare and present for approval, with the assistance of the Property Manager, a proposed business plan, construction budgets and operating budget, without guaranty, representation or warranty that the goals of any such business plan or budgets will in fact be met, which shall, at a minimum, set forth in reasonable detail and otherwise in form and substance acceptable to the Participation A-1 Holder and the Participation A-2 Holder, estimated costs to complete construction, estimated sales and marketing expenses, proposed sale prices for the Condominium Units, estimated gross sales proceeds from the sale of the Condominium Units, estimated net sales proceeds from the sale of the Condominium Units, estimated gross operating revenues, estimated operating expenses, estimated net operating income or net operating loss, and a cash flow forecast.

(e) Not later than ninety (90) days prior to the end of each calendar year (or as soon as reasonably possible if title to the REO Property is acquired during the last quarter of any calendar year), the Participation A-1 Holder shall cause the Property Manager to prepare and present for approval a proposed business plan and construction and operating budgets for the REO Property including estimates covering the following two (2) years, containing the same type of information as required in the initial business plan and construction and operating budgets as provided in Section 30(d), and, if applicable, a comparison of actual sales and operating results for the REO Property for the calendar year then ending to the estimates set forth in the prior year’s budgets for such calendar year. Once approved, to the extent that the Management Agreement does not require otherwise, the Property Manager shall construct, operate and maintain the Property, and continue sales of Condominium Units, in accordance with the approved business plan and operating and construction budgets (collectively, the “Approved Plan”), and the Property Manager shall be authorized to make expenditures and pay expenses in accordance with the Approved Plan.

(f) Not later than the twentieth (20th) day of each calendar month (or other accounting period, if so provided in the Management Agreement), the Participation A-1 Holder shall submit, with the assistance of the Property Manager, with respect to the immediately previous calendar month, the following reports for the REO Property: (i) construction progress report, (ii) a Condominium Unit sales report, (iii) a monthly and year-to-date profit and loss statement, (iv) a monthly and year-to-date statement of cash flows, (v) a balance sheet and (vi) any other reports reasonably requested by the Participation A-1 Holder and the Participation A-2 Holder. The Participation A-1 Holder shall, no later than ninety (90) days following the end of each calendar year, with respect to such calendar year, submit to the Participation A-1 Holder and the Participation A-2 Holder (i) a construction progress report, (ii) a Condominium Unit sales report, (iii) a profit and loss statement, (iv) a balance sheet and (v) any other information as either the Participation A-1 Holder or the Participation A-2 Holder shall reasonably request, which statements shall be audited by a certified public accountant designated by the Participation A-1 Holder and reasonably acceptable to the Participation A-2 Holder.

(g) If the construction, operating, sales and marketing and other expenses incurred in accordance with the Approved Plan or the Management Agreement or the approval of the Participation A-1 Holder and the Participation A-2 Holder are in excess of the gross sales proceeds and gross sales revenues, the amounts necessary to pay such excess shall be paid by the Participation A-1 Holder and the Participation A-2 Holder as Protective Advances in accordance with Section 29. Cash flow, net of construction, operating and sales and marketing expenses, and reserves for construction and operating expenses, shall be distributed in accordance with Section 3 hereof.

(h) From and after the acquisition of title to the REO Property by the Participation A-1 Holder for the benefit of the Participation A-1 Holder and the Participation A-2 Holder, the Participation A-1 Holder shall obtain property and liability insurance for the REO Property with the same coverage and for amounts not less than those required under the Mortgage Loan Documents, naming each of the Participation A-1 Holder and the Participation A-2 Holder as an insured or additional insured, and the Participation A-1 Holder shall furnish the Participation A-2 Holder with an original certificate of insurance, and if requested, the Participation A-1 Holder shall either furnish copies of the insurance policies to the Participation A-2 Holder at the costs and expense of the Participation A-2 Holder or shall make such policies available for review by the Participation A-2 Holder. All insurance policies shall provide that coverage may not be canceled, modified or amended without first giving both the Participation

A-1 Holder and the Participation A-2 Holder at least thirty (30) days prior written notice thereof. The Participation A-1 Holder shall have the right to adjust, settle and compromise insurance claims and condemnation awards, without the consent of the Participation A-2 Holder. Except as stated above in this Section 30(h), the Participation A-1 Holder and the Participation A-2 Holder shall consult with each other and agree on the settlement and use of insurance proceeds and condemnation awards. If the Participation A-1 Holder and the Participation A-2 Holder are unable to agree, such awards and proceeds shall be deposited into an escrow account to be used towards the restoration or repair of the REO Property to a condition as near as possible to its condition immediately preceding the casualty or condemnation, with periodic releases from escrow as reconstruction progresses in accordance with the requirements and procedures used by the Participation A-1 Holder for construction loans for similar properties.

(i) The Participation A-1 Holder shall cause the Property Manager to sell the Condominium Units in accordance with the Condominium Documents, as amended as deemed necessary or desirable by the Participation A-1 Holder, or pursuant to new Condominium Documents prepared by the Participation A-1 Holder, with a view to towards maximizing the net sales proceeds to the Participation A-1 Holder and the Participation A-2 Holder. The REO Property may be sold as a whole in accordance with sale terms approved by both the Participation A-1 Holder and the Participation A-2 Holder. Without limiting the immediately preceding sentence, if either the Participation A-1 Holder or the Participation A-2 Holder receives an offer to purchase all or any part of the REO Property from any third party, such Holder shall promptly send notice thereof, including, without limitation, the third party making such offer and the name and identity of the proposed purchaser.

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IN WITNESS WHEREOF, each of the Initial Participation A-1 Holder, the Initial Participation A-2 Holder and the Initial Participation IO Holder has caused this Agreement to be duly executed as of the day and year first above written.

AIG ANNUITY INSURANCE COMPANY, a Texas corporation, as Initial Participation A-1 Holder

By:	AIG Global Investment Corp., a New Jersey corporation, as its investment adviser

By:	/s/ Authorized Signatory
Name:
Title:

AIG MORTGAGE CAPITAL, LLC, a Delaware limited liability company, as Initial Participation IO A-1 Holder

By:	/s/ Authorized Signatory
Name:
Title:

Signature Page

[Participation Agreement]

KBS TRIBECA SUMMIT, LLC, a Delaware limited liability company, as Initial Participation A-2 Holder

By:	KBS REIT ACQUISITION III, LLC, a Delaware limited liability company, its sole member

	By:	KBS Limited Partnership, a Delaware limited partnership, its sole member

		By:	KBS Real Estate Investment Trust, Inc., a Maryland corporation, general partner

			By:	/s/ Charles J. Schreiber, Jr.
Name: Charles J. Schreiber, Jr.
Title: Chief Executive Officer

KBS TRIBECA SUMMIT, LLC, a Delaware limited liability company, as Initial Participation IO A-2 Holder

By:	KBS REIT ACQUISITION III, LLC, a Delaware limited liability company, its sole member

	By:	KBS Limited Partnership, a Delaware limited partnership, its sole member

		By:	KBS Real Estate Investment Trust, Inc., a Maryland corporation, general partner

			By:	/s/ Charles J. Schreiber, Jr.
Name: Charles J. Schreiber, Jr.
Title: Chief Executive Officer

Signature Page

[Participation Agreement]

ACCEPTANCE OF DELEGATION

Midland Loan Services, Inc. (“Midland”) hereby executes this Agreement in order to acknowledge and accept the delegation by Participation A-1 Holder to Midland of all of the duties and obligations under this Agreement of Participation A-1 Holder regarding the administration and servicing of the Mortgage Loan, other than such duties and obligations in respect of the Mortgage Loan during any period of time during which the Mortgage Loan is a Specially Serviced Loan. Without limiting the immediately preceding sentence, Midland specifically acknowledges and accepts the delegation of duties and obligations under Sections 18(d), 18(e), 18(g) and 18(h), Section 26 and Section 28 of this Agreement. Notwithstanding anything to the contrary contained herein, the duties, rights and obligations of Midland are subject to and limited by the Amended and Restated Interim Servicing Agreement, dated as of June 9, 2006 by and among AIG Global Investment Corp., Midland and certain other parties set forth on Schedule B attached thereto. If the duties of Midland under such Servicing Agreement are terminated with respect to the Mortgage Loan for any reason, Midland’s duties and obligations hereunder shall be simultaneously terminated. Such termination shall be without prejudice to any rights of Midland hereunder or under such Servicing Agreement which may have accrued through the date of termination.

MIDLAND LOAN SERVICES, INC., a Delaware corporation

By:	/s/ Authorized Signatory
Name:
Title: